UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BIGBEAR.AI HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Not Applicable)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2026 Proxy Statement
Make Your Voice Heard.

This proxy statement contains proposals for you to vote on before June 9, 2026.

The Board of Directors unanimously recommends that you vote FOR each of the proposals described in this proxy statement.

Your vote is very important. We encourage you to vote your shares as soon as possible using one of the convenient methods described in this proxy statement:
•Over the internet at www.proxyvote.com
•By completing and mailing the proxy card you may have received by mail
•By calling Sodali & Co., at: (800) 662-5200 (toll-free) or +1 (203) 658-9400 (outside of North America)
Please VOTE Today!

7950 Jones Branch Drive, 1st Floor North Tower, McLean, VA 22102 (410) 312-0885

Dear Fellow Stockholders
We are pleased to invite you to attend the Annual Meeting of Stockholders of BigBear.ai Holdings, Inc. (“BigBear.ai,” the “Company,” “we,” “us,” or, when used in the possessive form, “our”) to be held on Tuesday, June 9, 2026, at 2:00 p.m. Eastern Time (the “Annual Meeting”).
This year’s Annual Meeting will be conducted virtually, via live audio webcast. You will be able to attend the meeting online by visiting: https://www.virtualshareholdermeeting.com/BBAI2026AGM. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

Notice of Annual Meeting of Shareholders
Date:
Tuesday,
June 9 2026
Time:
2:00 p.m., ET
Place:
Virtual Internet
YOUR VOTE IS IMPORTANT
______
Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote.

1
to elect the two nominees identified in the accompanying proxy statement to serve as Class II directors until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2	to approve on an advisory (non-binding) basis the frequency of future advisory votes on the compensation of our named executive officers;
3	to approve on an advisory (non-binding) basis the compensation of our named executive officers;
4	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
5
to approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company (the "Charter Amendment Proposal");

6
to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Charter Amendment Proposal; and

7	to transact other business as may properly come before the meeting or any adjournment or postponement thereof.

7950 Jones Branch Drive, 1st Floor North Tower, McLean, VA 22102 (410) 312-0885

Our Board of Directors (the “Board”) has set the record date as April 13, 2026. Only stockholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at the meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
Peter Cannito
Chair of the Board

Notice of the 2026 Annual Meeting of Stockholders
The 2026 annual meeting of stockholders of BigBear.ai Holdings, Inc. will be conducted virtually, via live audio webcast, at: https://www.virtualshareholdermeeting.com/BBAI2026AGM on Tuesday, June 9, 2026, at 2:00 p.m. Eastern Time for the following purposes:

1
to elect the two nominees identified in the accompanying proxy statement to serve as Class II directors until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2	to approve on an advisory (non-binding) basis a vote on the frequency of future advisory votes on the compensation of our named executive officers;
3	to approve on an advisory (non-binding) basis the compensation of our named executive officers;
4	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
5
to approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company (the “Charter Amendment Proposal”);

6
to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Charter Amendment Proposal; and

7	to transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Stockholders of record as of the close of business on April 13, 2026 are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to June 9, 2026, at 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102 and, on the date of the meeting, on the virtual platform for the Annual Meeting at https://www.virtualshareholdermeeting.com/BBAI2026AGM
The proxy statement is first being delivered on or about April 28, 2026 to the Company’s stockholders.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 9, 2026: This proxy statement, our 2025 Annual Report on Form 10-K, and the proxy card are available at www.proxyvote.com.
If your shares are held through a bank, broker or other holder of record, please follow the instructions you received from such bank, broker or other holder of record for your shares to be voted.
If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor, Sodali & Co., at: (800) 662-5200 (toll-free) or +1 (203) 658-9400 (outside of North America) or by email at BBAI@info.morrowsodali.com.
By Order of the Board of Directors,
/s/ Carolyn Blankenship
Carolyn Blankenship
General Counsel and Secretary

Commonly Asked Questions and Answers About the Annual Meeting
Q: Why did I receive these materials?
The Board is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (“Annual Meeting”) or at any adjournment or postponement thereof. Stockholders who own shares of our common stock as of April 13, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, please contact the company by mail at 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102, Attn: General Counsel and Secretary. A number of brokerage firms have instituted householding and have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize, via the Internet, your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
Q. Can I vote my shares by filling out and returning the Notice and Access Card?
No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize, via the Internet, your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.

BigBear.AI Holdings, Inc.	1	2026 Proxy Statement

Q: Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the record date, there were 478,949,450 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q: What will I be voting on?
You will be voting on:

1	the election of Kevin McAleenan and Pamela Braden as Class II directors to serve on the Board until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2	advisory (non-binding) vote on the frequency of future advisory votes on the compensation of our named executive officers;
3	advisory (non-binding) vote on the compensation of our named executive officers;
4	the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
5	an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company (the "Charter Amendment Proposal”);
6
an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Charter Amendment Proposal (the “Adjournment Proposal”); and

7	any other business as may properly come before the meeting or any adjournment or postponement thereof.

BigBear.AI Holdings, Inc.	2	2026 Proxy Statement

Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:

1	the election of Kevin McAleenan and Pamela Braden as Class II directors;	FOR
2	the approval, on a non-binding advisory basis, of the frequency for holding future advisory votes on the compensation of our named executive officers every ONE YEAR;	FOR
3	the approval, on a non-binding advisory basis, of the compensation of our named executive officers;	FOR
4	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026;	FOR
5
the approval of an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company (the "Charter Amendment Proposal");
FOR
6
the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Charter Amendment Proposal; and
FOR
7	to transact other business as may properly come before the meeting or any adjournment or postponement thereof.	FOR
Q: How do I cast my vote?
•Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
•Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at https://www.virtualshareholdermeeting.com/BBAI2026AGM. You will need to log in by entering your unique 16-digit control number included on your Notice and Access Card or, if applicable, proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

By Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on your Notice and Access Card or, if you received paper copies of the proxy materials, the proxy card	By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail	By Phone: You can vote by phone by calling Sodali & Co., at: (800) 662-5200 (toll-free) or +1 (203) 658-9400 (outside of North America)

Proxies submitted via the Internet must be received by 11:59 p.m., Eastern Time, on June 8, 2026.

BigBear.AI Holdings, Inc.	3	2026 Proxy Statement

Q: Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our proxy statement and annual report by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:

via the Internet at www.proxyvote.com	by signing and returning a new proxy card	by voting at the virtual Annual Meeting	by calling Sodali & Co., at: (800) 662-5200 (toll-free) or +1 (203) 658-9400 (outside of North America)

Q: How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at https://www.virtualshareholdermeeting.com/BBAI2026AGM and entering your 16-digit control number. This number is included in your proxy card.
If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at https://www.virtualshareholdermeeting.com/BBAI2026AGM for at least one year.
If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote during the meeting.
Q: What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 1:45 p.m. Eastern Time through the end of the Annual Meeting.

BigBear.AI Holdings, Inc.	4	2026 Proxy Statement

Q: Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.
Q: How many shares must be present to transact business at the Annual Meeting?
A quorum of our shareholders must be present at the Annual Meeting for any business to be conducted. Under our Bylaws, the holders of record of one-third (33.33%) of the voting power of the issued and outstanding capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. If you authorize a proxy to vote electronically or you sign and return a paper proxy or voting instruction form, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote or fail to vote on a particular item of business. Abstentions and “broker non-votes” will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
Proposal 1 - Election of Directors
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. If you are a beneficial shareholder, your bank or broker is not permitted to vote your shares on this proposal if voting instructions are not received from you (this is commonly referred to as a “broker non-vote”). Broker non-votes are not considered votes cast and, therefore, will not impact the election of the nominees.
Proposal 2 – Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
The frequency of the advisory (non-binding) vote on the compensation of our named executive officers will be based upon which option receives the greatest number of votes. Stockholders will have the opportunity to vote for one year, two years, three years, or to abstain. Abstentions and broker non-votes will have no effect on the approval of this item of business.
Proposal 3 – Advisory (Non-Binding) Vote on the Compensation of our Named Executive Officers
The vote (non-binding) required to approve the compensation of our named executive officers will be the affirmative “FOR” vote of a majority of the voting power of the votes cast thereon (excluding abstentions and broker non-votes). You may vote “FOR”, “AGAINST” or “ABSTAIN” for this item of business. Abstentions and broker non-votes will have no effect on the approval of this item of business.
Proposal 4 - Ratification of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the voting power of the votes cast thereon (excluding abstentions and broker non-votes) is required to approve Proposal 4 - Ratification of Independent Registered Public Accounting Firm. Abstentions will have no effect on the approval of this item of business. There will be no broker non-votes with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2026.

BigBear.AI Holdings, Inc.	5	2026 Proxy Statement

Proposal 5 – Amendment to Certificate of Incorporation
The vote required to approve the amendment to the certificate of incorporation to increase the number of authorized shares is the affirmative vote of the holders of a majority of the outstanding shares of our stock entitled to vote thereon. Abstentions will have the same effect as a vote "against" Proposal 5. Brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. We do not expect any broker non-votes on this proposal.
Proposal 6 – Adjournment of the Annual Meeting
The vote required to approve an adjournment of the Annual Meeting is the affirmative vote of a majority of the voting power of the votes cast on the proposal (excluding abstentions and broker non-votes). Abstentions will have no effect on the approval of Proposal 6. Brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. We do not expect any broker non-votes on this proposal.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2027 Annual Meeting of Stockholders?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s Annual Meeting of Stockholders to be held in 2027, must be received by the Company’s Secretary at our principal executive offices at 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102 no later than December 29, 2026. Shareholders wishing to make a director nomination or bring a proposal before the 2027 Annual Meeting of Stockholders (other than pursuant to Rule 14a-8) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices at the address set forth above no later than the close of business on March 11, 2027 and not earlier than the close of business on February 9, 2027, assuming the Company does not change the date of the 2027 Annual Meeting of Stockholders by more than 30 days before or more than 70 days after the anniversary of the 2026 Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws (“Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices at the address set forth above.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees, other than the Board's nominees, must also provide written notice to the Secretary that sets forth the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices, no later than April 12, 2027.

BigBear.AI Holdings, Inc.	6	2026 Proxy Statement

Board Of Directors and Corporate Governance
Our business and affairs are managed under the direction of our Board, which is composed of eight directors. Our Certificate of Incorporation (“Charter”) provides that the number of directors may be changed only by approval of 66 2/3% of the directors present at a meeting at which a quorum is present. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each Annual Meeting of Stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of April 13, 2026, and other information for each member of our Board:

Name And Position	Class	Age	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated

Kevin McAleenan Chief Executive Officer, Director	II	54	2025	2026	2029
Pamela Braden Director	II	68	2021	2026	2029
Sean Battle Director	I	56	2021	2028
Paul Fulchino Director	I	79	2021	2028
Dorothy D. Hayes Director	I	75	2021	2028
Peter Cannito Chairman of the Board	III	53	2021	2027
Anthony Evangelista Director	III	67	2025	2027
Kirk Konert Director	III	39	2021	2027
The Board believes that in order for it to effectively guide the Company to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in defense, technology, and artificial intelligence. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee believes that diversity of backgrounds

BigBear.AI Holdings, Inc.	7	2026 Proxy Statement

and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee will consider individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. Currently, of the eight directors on our Board, two are women and one is racially/ethnically diverse. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Conduct and Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and the regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Charter and our Bylaws, our Class II directors will serve until this Annual Meeting, our Class III directors will serve until the Annual Meeting of Stockholders to be held in 2027, and our Class I directors will serve until the Annual Meeting of Stockholders to be held in 2028.

BigBear.AI Holdings, Inc.	8	2026 Proxy Statement

Stockholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider stockholder nominations for membership on the Board. For the 2027 Annual Meeting of Stockholders, nominations may be submitted to 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102, Attention: General Counsel and Secretary, and such nominations will then be forwarded to the Chair of the Nominating and Corporate Governance Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on March 11, 2027 and not earlier than the close of business on February 9, 2027. Recommendations must also include certain other procedural requirements as specified in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees, other than the Board's nominees, must also provide written notice to the Secretary that sets forth the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices, no later than April 12, 2027.
When filling a vacancy on the Board, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter, and the same process will be used for all candidates, including candidates recommended by stockholders.
Our Corporate Governance Guidelines are available under the Governance Documents heading, on the Corporate Governance page of our website at https://ir.bigbear.ai/corporate-governance. Our website is not part of this notice and proxy statement.

BigBear.AI Holdings, Inc.	9	2026 Proxy Statement

Proposal One
Election of Directors
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting:

Name	Class	Age *	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated

Kevin McAleenan	II	54	Chief Executive Officer, Director	2025	2026	2029
Pamela Braden	II	68	Director	2021	2026	2029
*Ages as of April 13, 2026
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our stockholders. Each nominee has also consented to be named in this Proxy Statement and has agreed to serve if elected. If, before the Annual Meeting, any nominee becomes unable to serve or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
VOTE

The Board Recommends that you Vote “FOR” Each of the Director Nominees.

BigBear.AI Holdings, Inc.	10	2026 Proxy Statement

Director Nominees
Director Nominees to Serve for a Three-Year Term Expiring at the 2029 Annual Meeting:

Kevin McAleenan is the CEO of BigBear.ai, and serves on the company's Board of Directors. Before his promotion to CEO, Kevin served as President of BigBear.ai, where he led teams offering cutting-edge computer vision, simulation and modeling, and digital identity tools to support customers critical security and operational decisions. Kevin co-founded and led Pangiam as CEO and Chair of the Board until its acquisition by BigBear.ai, developing cutting edge biometric and AI products for security applications, for both government agencies and commercial customers.
Kevin brings experience from almost two decades of leadership in the U.S. Government to his role. He was the first career civil servant to be appointed and confirmed as Commissioner of U.S. Customs and Border Protection (CBP) in 2018, and he served most recently as Acting Secretary of the U.S. Department of Homeland Security (DHS) under President Donald Trump, where he led over 240,000 employees and oversaw operations at CBP, the Transportation Security Administration (TSA), the U.S. Coast Guard, the Cybersecurity and Infrastructure Security Agency (CISA), Secret Service, and others.
His past experiences include implementing innovations to the U.S. international arrival and departure process, developing comprehensive counter terrorism and risk management strategies, and overseeing the implementation of the U.S. government’s single window for international trade, a project that spanned over 4-dozen agencies. Kevin received several awards for his service and leadership including a Presidential Rank Award—the nation’s highest civil service award, a Service to America Medal, and multiple awards from travel and trade industry groups.

Kevin McAleenan Age: 54 Director Since: 2025

Pamela Braden has served as a member of our Board since December 2021. Ms. Braden is an Operating Partner at AE Industrial, bringing over 35 years of experience in the defense, technology and government services industries. Prior to joining AE Industrial in 2022, Ms. Braden was the Chief Executive Officer and Founder of Gryphon Technologies, an engineering services firm that became an AE Industrial portfolio company in 2018. Under Ms. Braden’s leadership and AE Industrial’s guidance, Gryphon grew to over $300 million with 1,500 engineers and technical personnel over a period of three years. The company pivoted from a privately owned engineering services firm into a leader in digital engineering, working with cyber assessment tools, migrating engineering data to the cloud, and performing predictive analytics on that data for national security organizations. Prior to Gryphon, Ms. Braden served as an executive at various government sector focused startups that ultimately grew into successful large businesses. We believe that Ms. Braden’s decades of directorial experience in the defense field qualifies her to be a director on our Board.

Pamela Braden Age: 68 Director Since: 2021

BigBear.AI Holdings, Inc.	11	2026 Proxy Statement

Continuing Directors
Class III Directors (terms expiring in 2027)

Peter Cannito has served as a member of our Board since December 2021. Mr. Cannito has served as Chairman and Chief Executive Officer of Redwire, a space solutions company, since June 2020. Mr. Cannito also serves as an Operating Partner at AE Industrial Partners (June 2019 to present). Prior to his current role, Mr. Cannito served as a consultant at NSNext, LLC from January 2019 until June 2019. Prior to that, Mr. Cannito served as the Chief Executive Officer of Polaris Alpha from June 2016 until December 2018, a high-tech solutions provider developing systems for the DoD and Intelligence Community. Prior to that, Mr. Cannito previously held executive roles, including Chief Executive Officer and Chief Operating Officer, at EOIR Technologies and he led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware, an M.B.A. from the University of Maryland, and served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director on our Board.

Peter Cannito Age: 53 Director Since: 2021

Kirk Konert has served as a member of our Board since December 2021. Mr. Konert is a Managing Partner at AE Industrial Partners, LLC, a leading private investment firm focused on Aerospace, Space, Defense & Government Services. Mr. Konert has led the investments in, and sits on the boards of, multiple AE Industrial portfolio companies, including Firefly Aerospace, ThayerMahan, Redwire, York Space Systems, and RedLattice. Mr. Konert earned his undergraduate degree from Davidson College. We believe that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director on our Board.

Kirk Konert Age: 39 Director Since: 2021

BigBear.AI Holdings, Inc.	12	2026 Proxy Statement

Class I Directors (terms expiring in 2028)

Sean Battle has served as a member of our Board since December 2021 and served as our Chief Strategy Officer from December 2020 to December 2021. Mr. Battle has over 30 years of distinguished experience in the Intelligence Community (IC) and the Department of Defense. Mr. Battle began his career as a Signals Analyst in the U.S. Air Force. Before co-founding PCI Strategic Management, LLC (PCI), Mr. Battle served as a Civilian Executive with the National Security Agency, where he was responsible for the End User Computing Portfolio for the Agency. Mr. Battle was responsible for developing and executing a technology modernization plan for all Agency employees in this role. As the former Chief Strategy Officer of BigBear, Mr. Battle was responsible for leading integration, marketing and communications, facilitating mergers and acquisitions, strategic partnerships, and licensing opportunities consistent with enterprise strategy, goals, and objectives. Mr. Battle joined BigBear.ai in 2021 upon the merger of NuWave Solutions and PCI. Previously, Mr. Battle was Co-Founder and Chief Executive Officer of PCI. As the Chief Executive Officer of PCI, Mr. Battle leveraged his extensive management and leadership experience to develop and execute PCI’s strategic plans, contract management, and business development. Under Mr. Battle’s leadership, PCI won four Prime contracts, expanded to 14 states, and has repeatedly been recognized as one of the best places to work both in the Mid-Atlantic and nationally. In a very competitive market, Mr. Battle’s strategic planning and leadership were crucial in guiding PCI from its infancy as a small business to a major player in the full and open marketplace. Mr. Battle holds a J.D. from the University of Maryland, Baltimore, School of Law and a B.S. in Business Administration from Hawaii Pacific University. Mr. Battle has been a member of the Maryland Bar for 18 years and is active in the Armed Forces Communication Electronics Association (AFCEA) and the Fort Meade Alliance (FMA). We believe that Mr. Battle is qualified to serve on our Board because of his extensive technology and data analytics experience, particularly working with various defense and intelligence agencies within the U.S. government.

Sean Battle Age: 56 Director Since: 2021

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Paul Fulchino has served as a member of our Board since December 2021. Mr. Fulchino has served as Operating Partner of AE Industrial Partners, LLC since June 2015. In addition, Mr. Fulchino was the Chairman of AEI HorizonX Ventures between 2019 and 2023, where he served on the Executive Committee and the M&A Committee. Mr. Fulchino provides the Board with executive leadership and experience, strategic thinking and extensive knowledge and expertise regarding the commercial aviation industry, the Company’s customers and supply base, compensation and human resource matters, and mergers and acquisitions. Mr. Fulchino also brings valuable experience as a public company director, assisting Spirit AeroSystems Holdings since 2006 and Wesco Aircraft Holdings from 2008 to 2020 in that role.
Prior to his current role, Mr. Fulchino served as a Senior Advisor to Boeing from April 2010 until December 2014. Prior to that, Mr. Fulchino held executive roles, including Chief Executive Officer, at Aviall, in which period Aviall became a wholly owned subsidiary of Boeing. Mr. Fulchino was also President and Chief Operating Officer of B/E Aerospace and President and Vice Chairman of Mercer Management Consulting. Mr. Fulchino received a bachelor’s degree in Mathematics from Boston College and an M.B.A. from Columbia Business School. Mr. Fulchino also attended the United States Military Academy at West Point. We believe that Mr. Fulchino’s extensive experience in mergers and acquisitions and the commercial aviation industry, as well as his executive leadership experience qualifies him to serve as a director on our Board.

Paul Fulchino Age: 79 Director Since: 2021

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Dorothy D. Hayes has served as a member of our Board since December 2021. Ms. Hayes previously served on the board of directors and as Chair of both the Compensation Committee and Nominating and Corporate Governance Committee of GigCapital4, prior to its business combination with BigBear.ai in December 2021. Ms. Hayes also served on the board of directors and as Chair of the Audit Committee of GigCapital5 prior to its business combination with QT Imaging Holdings in March 2024. Ms. Hayes was appointed as a director of Redwire Corporation in October 2025 where she serves on the Audit Committee Chair (serving as the Chair since March 2026). She was appointed as a director of Intevac, Inc. in June 2019, where she served as the Chairwoman of the Audit Committee and a member of the Human Capital Committee until its acquisition by Seagate Technology in March 2025. From 2003 until her retirement in 2008, Ms. Hayes served as Corporate Controller and Chief Accounting Officer and later as Chief Audit Executive at Intuit, a business and financial software company. From 1999 until 2003, Ms. Hayes served as Vice President, Corporate Controller and Chief Accounting Officer of Agilent Technologies, a public research, development and manufacturing company. From 1989 until 1999, Ms. Hayes served as Assistant Corporate Controller, financial executive of the Measurement Systems Organization and Chief Audit Executive of Hewlett Packard, a multinational information technology company. From 1980 until 1989, Ms. Hayes served in various management functions including Vice President, Corporate Controller of Apollo Computer, a computer hardware and software company. Ms. Hayes previously served on the Board of Directors at First Tech Federal Credit Union, a cooperative financial institution from 2011 until April 2024, including as Board Chair from 2016 until April 2022. Prior to its merger with First Tech Federal Credit Union, Ms. Hayes also served on the Board of Directors of Addison Avenue Federal Credit Union from 2002 until 2011. Ms. Hayes previously chaired the Audit Committee of the Vantagepoint Funds, a captive mutual fund series of ICMA Retirement Corporation, and the Audit Committee for Range Fuels, a privately held biofuels company. Ms. Hayes currently serves as a board member and chairs the finance committee of the non-profit CoGenerate (formerly Encore.org). Ms. Hayes holds an M.S. in Finance from Bentley University (1987), and received both an MS in Business Administration (1976) and a B.A. in Elementary Education (1972) from the University of Massachusetts, Amherst. Ms. Hayes maintains the NACD Board Leadership Fellow credential and has been a several-time attendee at Stanford Directors College. Ms. Hayes participates actively in Women Corporate Directors (WCD) and the National Association of Corporate Directors (NACD). Ms. Hayes is a Senior Fellow of the American Leadership Forum—Silicon Valley, was a recipient of the YWCA TWIN award (1986) and was named to AGENDA Magazine’s Diversity 100—Top Diverse Board Candidates (2010). We believe that Ms. Hayes is qualified to serve on our Board based on her business experience and her financial expertise.

Dorothy D. Hayes. Age: 75 Director Since: 2021

BigBear.AI Holdings, Inc.	15	2026 Proxy Statement

Anthony S. (Tony) Evangelista has served as a member of our Board of Directors since August 2025. Mr. Evangelista was a financial services partner at PricewaterhouseCoopers LLP (“PwC”) from 1996 until his retirement in July 2019. In both audit and consulting leadership roles across PwC’s New York, Hong Kong, London, and Boston offices, he advised multinational public companies on SEC compliance, global financial reporting, audit strategy, and corporate governance. He led and reviewed complex audits across the United States, Europe, and Asia, including engagements involving heightened regulatory scrutiny, and provided technical accounting, audit, and risk advisory guidance to boards of directors, audit committees, global regulators, and senior executives.
From 1993 to 1996, Mr. Evangelista served as Assistant Chief Accountant in the Division of Investment Management, Office of the Chief Accountant, at the U.S. Securities and Exchange Commission, where he provided regulatory oversight and policy guidance affecting registered entities, supported the Commission’s examination and enforcement activities, and interpreted and applied U.S. GAAP and SEC rules within a federal regulatory framework. From 1985 to 1993, he was employed by PwC.
Mr. Evangelista brings significant accounting and financial reporting expertise to our Board, including extensive experience with U.S. GAAP, auditing standards, internal control over financial reporting, and regulatory compliance. His background at PwC and the Securities and Exchange Commission provides him with deep insight into financial oversight and risk management. We believe Mr. Evangelista is well qualified to serve on our Board of Directors and as a member of the Audit Committee and Compensation Committee.

Anthony Evangelista Age: 67 Director Since: 2025

Board Meetings and Committees
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Our Board held 11 meetings in person and virtually between January 1, 2025 and December 31, 2025. Our Audit Committee met nine times, our Compensation Committee met four times and our Nominating and Corporate Governance Committee met four times. Each member of our Board attended at least 75% of all meetings of our Board that were held during the period in which such director served. Eight directors attended the 2025 Annual Meeting of Stockholders.
The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session consisting of only independent directors at least once a year. Our independent directors met separately in executive session at least one time during 2025. Mr. Peter Cannito presides over executive and independent director sessions.
Each of our standing committees has a written charter, which is available under the Committee Charters heading, on the Corporate Governance page of our website at https://ir.bigbear.ai/corporate-governance. The Company has also adopted Corporate Governance Guidelines, which can be found on our website at https://ir.bigbear.ai/corporate-governance/governance-documents. Our website is not part of this notice and proxy statement.

BigBear.AI Holdings, Inc.	16	2026 Proxy Statement

The table below sets forth the composition of our Board committees as of April 13, 2026:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Peter Cannito			●
Sean Battle		●	●
Pamela Braden	●
Paul Fulchino	●		C ●
Anthony Evangelista	●	●
Dorothy D. Hayes	C ●
Kirk Konert		C ●
●= Member C = Chair
Audit Committee
Our Audit Committee is composed of Pamela Braden, Paul Fulchino, Anthony Evangelista and Dorothy D. Hayes, with Dorothy D. Hayes serving as chair thereof. We comply with the audit committee requirements of the SEC and NYSE. Our Board has determined that Pamela Braden, Paul Fulchino, Anthony Evangelista and Dorothy D. Hayes meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (“Exchange Act”) and the applicable listing standards of NYSE. Our Board determined that Dorothy D. Hayes and Anthony Evangelista are “audit committee financial experts” within the meaning of SEC regulations and applicable listing standards of NYSE. No member of the Audit Committee may serve simultaneously on the audit committee of more than three public companies (including the Company’s Audit Committee). The Audit Committee’s responsibilities include:
1.assisting the Board in the oversight of (i) the accounting and financial reporting processes of the Company and the audits of the financial statements of Company, (ii) the integrity of the financial statements of the Company, (iii) the compliance by the Company with legal and regulatory requirements, (iv) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, (v) the qualifications and independence of the Company’s independent registered public accounting firm, and (vi) review and approval of any use of swaps or other derivatives;
2.appointing, retaining or replacing an independent registered public accounting firm to act as the Company’s independent auditor for the purpose of auditing the Company’s annual financial statements, books, records, accounts and internal controls over financial reporting or performing other audit, review or attest services for the Company, among other matters;
3.reviewing with the independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;
4.reviewing and discussing with management and internal auditors the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

BigBear.AI Holdings, Inc.	17	2026 Proxy Statement

5.reviewing and discussing with management, internal auditors and the independent registered public accounting firm the Company’s financial and critical accounting practices and policies relating to risk assessment and management;
6.engaging in a dialogue with the independent registered public accounting firm to understand the nature of each identified critical audit matter, the basis for identifying a matter as a critical audit matter and how each such identified matter will be described in the auditor’s report;
7.receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences and (iv) as applicable, assurance that Section 10A(b) of the Exchange Act has not been implicated;
8.reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;
9.reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;
10.discussing with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;
11.reviewing with the General Counsel and outside counsel material legal and regulatory proceedings involving the Company and other contingent liabilities that could have a significant impact on the Company’s financial statements;
12.meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;
13.establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;
14.reviewing periodically with the Company’s management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raises material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and
15.establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.

BigBear.AI Holdings, Inc.	18	2026 Proxy Statement

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Sean Battle, Peter Cannito and Paul Fulchino, with Paul Fulchino serving as chair thereof. Our Board has determined that each of these three members of the Nominating and Corporate Governance Committee is independent under the NYSE rules. The Nominating and Corporate Governance Committee’s responsibilities include:
1.developing and recommending to the Board the criteria for appointment as a director;
2.identifying, screening and recommending candidates to fill new positions on the Board;
3.considering candidates recommended by stockholders;
4.conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;
5.recommending director nominees for approval by the Board and election by the stockholders at the next annual meeting;
6.recommending to the Board potential candidates for executive positions (including Chief Executive Officer);
7.reviewing emerging corporate governance trends, best practices and regulations applicable to the corporate governance of the Company; and
8.considering and acting on any requests by the Chief Executive Officer or Chief Financial Officer for waivers from the Company's Code of Conduct and Ethics.
Compensation Committee
Our Compensation Committee is composed of Sean Battle, Anthony Evangelista and Kirk Konert, with Kirk Konert serving as chair thereof. The Compensation Committee’s responsibilities include:
1.reviewing the performance of the Chief Executive Officer and executive management;
2.reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and reviewing, determining and approving executive officer compensation levels consistent with its evaluation and the Company’s philosophy;
3.reviewing and recommending to the Board for approval compensation of the Company’s Chief Executive Officer considering the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act;
4.reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;
5.reviewing and recommending to the Board the adoption of or changes to the compensation of the Company’s directors;
6.setting the composition of the peer company group used for market comparison for executive compensation;
7.assisting the Board in the adoption, and to oversee the implementation of, policies for recovery of officer compensation in accordance with applicable law and stock exchange listing standards, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

BigBear.AI Holdings, Inc.	19	2026 Proxy Statement

8.reviewing and making recommendations concerning incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;
9.monitoring the effectiveness of non-equity based benefit plan offerings and approving any material new employee benefit plan or change to an existing plan that creates a material financial commitment by the Company;
10.reviewing and discussing with management the Company's Compensation Discussion and Analysis (CD&A), as applicable, and other disclosures pertaining to the Company's executive compensation policies, plans and practices and assisting management in complying with the Company's proxy statement and annual report disclosure requirements;
11.reviewing and establishing the Company's overall management compensation, philosophy, and policy;
12.annually evaluating the committee’s charter and recommending to the Board any proposed changes to the charter; and
13.undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.
The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion, so long as such subcommittee is solely comprised of one or more members of the Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NYSE. The Compensation Committee has not delegated any of its responsibilities to a subcommittee.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Sean Battle, Anthony Evangelista and Kirk Konert, with Kirk Konert serving as chair of the compensation committee. The Board has determined that Sean Battle, Anthony Evangelista and Kirk Konert are independent under Rule 10C-1 of the Exchange Act.
During the last fiscal year, no member of our compensation committee was an officer or employee of the Company, was a former officer of the Company or had any relationship requiring disclosure by the registrant under the section entitled “Certain Relationships and Related Party Transactions” in this Proxy Statement. None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our principal stockholders that currently make up our Board and our Board committee composition benefit the Company and its stockholders.
Independence
NYSE listing standards require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors.” An independent director is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Sean Battle, Peter Cannito, Anthony Evangelista, Kirk Konert, Pamela Braden, Paul

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Fulchino and Dorothy D. Hayes is an independent director under the NYSE rules and each of Pamela Braden, Anthony Evangelista, Paul Fulchino, and Dorothy D. Hayes is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deems relevant in determining independence, including the beneficial ownership of the Company’s common stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
Classified Board of Directors
Our Board currently comprises eight members. Our Board believes it is in the best interests of the Company for the Board to be classified into three classes, each comprising, as nearly as possible, one-third of the directors to serve three-year terms. Each Class II director, consisting of Pamela Braden and Kevin McAleenan has a term that expires at this Annual Meeting. Each Class III director, consisting of Peter Cannito, Anthony Evangelista and Kirk Konert, has a term that expires at the Company's annual meeting of stockholders in 2027. Each Class I director, consisting of Sean Battle, Paul Fulchino and Dorothy D. Hayes, has a term that expires at the Company’s annual meeting of stockholders in 2028, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. In addition, our charter provides that at any time when AE BBAI Aggregator, LP, BBAI Ultimate Holdings, LLC, and their Permitted Transferees (as defined therein), beneficially owns, in the aggregate, less than 50% in voting power of the stock entitled to vote generally in the election of the directors, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. However, in any other circumstances our directors may be removed with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together in a single class.
Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since 2021, the role of Chair has been held by Peter Cannito. Since January 15, 2025, the role of Chief Executive Officer has been held by Kevin McAleenan. Given Mr. Cannito’s extensive experience in the defense, technology and government service industries, the Board determined that Mr. Cannito is best positioned to lead the Board in its ongoing oversight of the Company’s operations and strategy. Given Mr. McAleenan's business experience, particularly working in the highest levels of government and his intimate understanding of current national security priorities, the Board determined Mr. McAleenan is best positioned to serve as Chief Executive Officer of the Company.
Self-Evaluation
Our Nominating and Corporate Governance Committee conducts an annual performance evaluation to determine whether the Board and its committees are functioning effectively. This includes survey materials as well as individual conversations between each director and the Chair of the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee conducts the evaluation in such manner as it deems appropriate. The Nominating and Corporate Governance Committee evaluation focuses on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.

BigBear.AI Holdings, Inc.	21	2026 Proxy Statement

Management Succession and Chief Executive Officer Compensation
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation Committee deems relevant.
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board an officer succession plan. The entire Board works with the Nominating and Corporate Governance Committee to evaluate potential successors to the Chief Executive Officer and other officers. The Chief Executive Officer or other officers will make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Board of Directors, as well as the Audit Committee and Nominating and Governance Committee have oversight of risks from cybersecurity threats. Each of these bodies is informed of these risks at quarterly meetings at a minimum, and on an ad hoc basis, as necessary. Our Audit Committee also monitors compliance with legal and regulatory requirements, strategies and progress of audits and remediation efforts. Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks, financial and liquidity risks, and strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as strategic legal, regulatory, privacy, financial, tax and audit related risks.

BigBear.AI Holdings, Inc.	22	2026 Proxy Statement

Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics that applies to our directors, officers and employees in accordance with applicable federal securities laws, a copy of which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.bigbear.ai/. We will make a printed copy of the Code of Conduct and Ethics available to any stockholder who so requests.
If we amend or grant a waiver of one or more of the provisions of our Code of Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://bigbear.ai/. The information on this website is not part of this Proxy Statement.
Communications by Stockholders and Other Interested Parties with the Board
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
BigBear.ai Holdings, Inc.
7950 Jones Branch Drive, 1st Floor, North Tower
McLean, Virginia 22102
Telephone: (410) 312-0885
Attention: Board of Directors
c/o General Counsel and Secretary
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.
Voluntary Retail Voting Program
The Company adopted a voluntary program to enhance retail stockholder participation and facilitate voting at stockholder meetings (the "Voluntary Retail Voting Program"). The Voluntary Retail Voting Program gives participating registered stockholders and beneficial stockholders (each, a "Participant") the ability to give the Company a standing instruction to vote the Participant's shares in line with the Board's recommendations. The Voluntary Retail Voting Program involves no cost for Participants.
Participants' Opt-In Choices under the Voluntary Retail Voting Program
In signing up for the Voluntary Retail Voting Program, Participants can have their standing voting instruction apply to: (1) all matters, or (2) all matters except any contested director elections and any acquisition, merger or divestiture transaction that, under applicable state law or stock exchange rules, requires approval of the Company's stockholders. Participants remain in the Voluntary Retail Voting Program until they opt-out, which is described below.
Retail investors who opt-in to the Voluntary Retail Voting Program on or after April 28, 2026, the date of filing the definitive proxy statement for this Annual Meeting, have opted in for future stockholder meetings, not this Annual Meeting.

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Implementing the Standing Voting Instructions by the Company
The Company votes all of the Participants' shares for a particular stockholder meeting in accordance with the Board's recommendations on or about the date that the proxy statement for that meeting is filed by the Company. For this Annual Meeting, the Company has cast all of the votes from Participants' shares on April 28, 2026 .
Distribution of Proxy Materials by the Company
The Voluntary Retail Voting Program does not affect the distribution of proxy materials, and Participants will still receive proxy materials for all stockholder meetings if they are holders of record for that meeting. The Voluntary Retail Voting Program is designed to minimize any impact on our retail holders' voting experience. If a Participant votes at this Annual Meeting, the vote at this Annual Meeting will be determinative, even if the Participant is part of the Voluntary Retail Voting Program.
Participants' Choice to Vote at any Stockholder Meeting (overriding the Voluntary Retail Voting Program for just this Annual Meeting)
The Voluntary Retail Voting Program does not limit the ability of Participants to vote at stockholder meetings. Using their proxy materials, a Participant can vote at any stockholder meeting in favor of, against or abstain from, any matters at the meeting. If a Participant's vote cast at the meeting is different than the Board's recommendation, then the Participant's vote overrides any votes that have been cast on behalf of the Participant. The Participant's overriding vote is the vote that counts at the meeting.
If you are a Participant in the Voluntary Retail Voting Program and would like to change your vote for this Annual Meeting, please cast your vote in a timely manner by completing and submitting your proxy materials.
Voting at this Meeting and Overriding the Votes Cast by the Voluntary Retail Voting Program Does Not Opt-Out of the Voluntary Retail Voting Program for Future Meetings
For those Participants already enrolled in the Voluntary Retail Voting Program, casting a vote on a particular matter at this Annual Meeting does not cause a Participant to opt-out of the standing voting instruction under the Voluntary Retail Voting Program or change the Participant's standing voting instruction with respect to other matters.
Opting out of the Voluntary Retail Voting Program for Future Meetings
A Participant will receive annual reminders that they are enrolled in the program and can opt-out of the Voluntary Retail Voting Program at any time. Participants can opt-out at any time by following the instructions on our website at https://bigbear.ai/svi/.
A Participant who opts out of the Voluntary Retail Voting Program on or after April 28, 2026, the date of filing this proxy statement, has opted out for future stockholder meetings, not this Annual Meeting.
Reminder After the Annual Meeting and Special Circumstances
The Company will send Participants a reminder of their enrollment status, including instructions on how to opt-out of the Voluntary Retail Voting Program, as well as how the shares were voted at this Annual Meeting. Participants who have selected to have their standing voting instruction apply to all matters will also receive an additional reminder prior to any stockholder meeting involving a proxy contest or merger and acquisition matters that require approval of stockholders under applicable state law or stock exchange rules. Both of these reminders will provide an option to adjust the Participant's program selection or to opt-out of the program entirely.

BigBear.AI Holdings, Inc.	24	2026 Proxy Statement

Proposal Two
Advisory (Non-Binding) Vote on Frequency of Future Stockholder Votes on the Compensation of Our Named Executive Officers
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked, on an advisory basis, whether an advisory vote on executive compensation, as described in this Proposal No. 2, should be held every one, two or three years. Under applicable law and implementing regulations, stockholders must vote (on an advisory basis) on the executive compensation paid to its named executive officers at least every three years and on the frequency of such vote at least every six years. As this is our first proxy statement since we ceased to be an emerging growth company, this is the first time our stockholders are being asked to vote (on an advisory basis) for the frequency of advisory votes on executive compensation.
The Board believes that an annual vote on executive compensation provides the highest level of accountability and direct communication with stockholders, by enabling the vote on executive compensation to correspond to the information presented in the accompanying proxy statement for the applicable stockholders’ meeting. The Board also believes an annual vote better allows management and the compensation committee to assess how they have responded to the prior year’s vote. Administratively and from a corporate governance perspective, preparing for an annual vote would lend itself to procedural consistency from year to year.
Because this vote is advisory, it will not be binding upon the compensation committee, but the compensation committee values the views that our stockholders express through voting and will take into account the outcome of the vote in determining the frequency for holding a stockholder vote on executive compensation.
VOTE

The Board of Directors recommends a vote “FOR” the proposal, on a non-binding advisory basis, approving the frequency for holding future advisory votes on executive compensation every one year.

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Proposal Three
Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers
As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"), stockholders are being asked, on an advisory basis, to approve the compensation of our named executive officers. This vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning on page 29 of this Proxy Statement.
Our executive compensation program is designed to attract, motivate and retain outstanding individuals, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and creation of stockholder value over the long term. Our executive compensation programs and objectives are described in detail under the heading “Compensation Discussion and Analysis” and the level of compensation paid to our named executive officers during the last three years (as applicable) is set out in the Summary Compensation Table and related information. The compensation committee believes that our executive compensation program is effective in achieving these objectives.
This advisory vote to approve named executive officer compensation is not binding on the Board. However, the Board values stockholders’ input and will take into account the result of the vote when determining future executive compensation arrangements.
VOTE

The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

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Executive Officers
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of April 13, 2026:

Name Executive Officer	Age	Principal Position

Kevin McAleenan	54	Chief Executive Officer
Carolyn Blankenship	63	General Counsel
Sean Ricker	38	Chief Financial Officer

Kevin McAleenan is the CEO of BigBear.ai, and serves on the Company's Board of Directors. Before his promotion to CEO, Kevin served as President of BigBear.ai, where he led teams offering cutting-edge computer vision, simulation and modeling, and digital identity tools to support customers critical security and operational decisions. Kevin co-founded and led Pangiam as CEO and Chair of the Board until its acquisition by BigBear.ai, developing cutting edge biometric and AI products for security applications, for both government agencies and commercial customers.
Kevin brings experience from almost two decades of leadership in the U.S. Government to his role. He was the first career civil servant to be appointed and confirmed as Commissioner of U.S. Customs and Border Protection (CBP) in 2018, and he served most recently as Acting Secretary of the U.S. Department of Homeland Security (DHS) under President Donald Trump, where he led over 240,000 employees and oversaw operations at CBP, the Transportation Security Administration (TSA), the U.S. Coast Guard, the Cybersecurity and Infrastructure Security Agency (CISA), Secret Service, and others.
His past experiences include implementing innovations to the U.S. international arrival and departure process, developing comprehensive counter terrorism and risk management strategies, and overseeing the implementation of the U.S. government’s single window for international trade, a project that spanned over 4-dozen agencies. Kevin received several awards for his service and leadership including a Presidential Rank Award—the nation’s highest civil service award, a Service to America Medal, and multiple awards from travel and trade industry groups.

Kevin McAleenan Age: 54 Chief Executive Officer

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Sean Ricker. On October 14, 2025, the Board of Directors appointed Sean R. Ricker as Chief Financial Officer. Mr. Ricker served as interim Chief Financial Officer since June 6, 2025. Mr. Ricker served as the Company's Chief Accounting Officer from August 2022 to June 2025. He previously served as Corporate Controller since April 2021. Prior to that, Mr. Ricker was a Director at MorganFranklin Consulting (now Highspring) from 2019-2021. Mr. Ricker holds a Bachelor of Science in Accounting from the University of Maryland, College Park and is a Certified Public Accountant licensed in the Commonwealth of Virginia.

Sean Ricker Age: 38 Chief Financial Officer

Carolyn Blankenship. Ms. Blankenship has served as our General Counsel and Secretary since March 2022. From 2001 to 2022, Ms. Blankenship fulfilled numerous roles at Reuters and Thomson Reuters. First, she served as Vice President, Principal Legal Counsel specializing in Intellectual Property from 2001 to 2008. From 2008 to 2018, she was the Senior Vice President, Associate General Counsel specializing in Intellectual Property. From 2018 to 2022, she served as the General Counsel, Innovation & Product. Before 2001, Ms. Blankenship held a variety of IP-related positions as both in-house and outside counsel, including at Skadden, Arps, Slate, Meagher & Flom LLP and Priceline.com. Ms. Blankenship has also been a Visiting Lecturer at the University of Pennsylvania Carey Law School and Princeton University. As an undergraduate, Carolyn attended the Massachusetts Institute of Technology for two years and went on to earn a B.A. in Biology from Harvard College. She holds a Juris Doctor from Arizona State University College of Law and clerked for the Hon. Noel Fidel of the Arizona State Court of Appeals.

Carolyn Blankenship Age: 63 General Counsel

BigBear.AI Holdings, Inc.	28	2026 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. This CD&A also describes the process our Compensation Committee of the board of directors (the “Compensation Committee”), undertakes for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2025. For fiscal year 2025, our NEOs were:

Named Executive Officer	Principal Position

Kevin McAleenan	Chief Executive Officer
Amanda Long(1)	Former Chief Executive Officer
Sean Ricker	Chief Financial Officer
Julie Peffer(2)	Former Chief Financial Officer
Carolyn Blankenship	General Counsel and Secretary
1.Ms. Long stepped down from the position as the Company’s Chief Executive Officer effective January 15, 2025, and ceased to be an employee of the Company as of that date. Effective January 15, 2025, Mr. McAleenan was appointed the Chief Executive Officer of the Company.
2.Ms. Peffer stepped down from the position as the Company's Chief Financial Officer effective June 6, 2025, and ceased to be an employee of the Company as of that date. Effective June 6, 2025, Mr. Ricker was appointed interim Chief Financial Officer. Mr. Ricker was appointed the Chief Financial Officer effective October 14, 2025.
Executive Summary
Fiscal Year 2025 Business Highlights
•Closed 2025 with strongest financial position in Company history
•Total cash and investments of $462 million as of December 31, 2025
•Settled the remaining $125 million of principal outstanding on the 2029 Convertible notes, primarily through the Company’s exercise of debt-to-equity conversion features in January 2026
•Closed acquisitions of Ask Sage (December 2025), and CargoSeer (January 2026), and expanded into the Middle East, which positions the Company for solid growth in 2026
•Achieved full SOX Section 404(b) compliance in fiscal 2025, with our independent registered public accounting firm issuing an unqualified opinion on the effectiveness of our internal control over financial reporting

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Fiscal Year 2025 Compensation Highlights
Our executive compensation program has three primary elements: base salary, short-term equity incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is provided at market-competitive levels to reflect an individual NEO’s experience, role and responsibilities. Annual equity incentives reward the achievement of short-term goals, while long-term equity incentives drive our NEOs to focus on long-term sustainable stockholder value creation.
Our compensation program has been designed to align our executives with our stockholders’ objectives through equity and performance-based compensation, to attract top talent as the Company grows, and, importantly, to retain our employees and leadership team in the face of significant competition for talent.
Based on our performance and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for the NEOs for fiscal year 2025:
•Base Salaries. Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with each executive’s duties and authorities, contributions, prior experience and performance. Base salaries for fiscal year 2025 for our NEOs were as follows:

Name	Fiscal Year 2025 Base Salary ($)

Kevin McAleenan	500,000
Amanda Long(1)	500,000
Sean Ricker	420,000
Julie Peffer(2)	420,000
Carolyn Blankenship	433,125
1.Ms. Long stepped down from the position as the Company’s Chief Executive Officer effective January 15, 2025, and ceased to be an employee of the Company as of that date. Effective January 15, 2025, Mr. McAleenan was appointed the Chief Executive Officer of the Company.
2.Ms. Peffer stepped down from the position as the Company's Chief Financial Officer effective June 6, 2025, and ceased to be an employee of the Company as of that date. Effective June 6, 2025, Mr. Ricker was appointed interim Chief Financial Officer. Mr. Ricker was appointed the Chief Financial Officer effective October 14, 2025.
•Short-Term Incentive Plan (“STIP”). Our NEOs have the opportunity to earn performance-based annual Equity bonuses (“PSUs”). Actual bonus payouts depend on the achievement of pre-determined financial goals and advancement of strategic priorities, with the number of PSUs based on the share trading price on the trading day before plan approval. The STIP payout determination is based on a combination of total company financial performance and individual performance goals, with a shift to a higher percentage tied to overall company results to further align participants with corporate objectives.
STIP Key Features:
•The STIP structure provides weighting between corporate financial goals and individual performance by level. For all STIP eligible employees, payouts are 50% based on corporate financial goals, 30% on corporate strategic goals and 20% based on individual goals.

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•In fiscal year 2025, the grants for the NEOs were made with a grant date of May 22, 2025, and vested on March 2, 2026 based on performance achievement.
•For the fiscal year ended December 31, 2025, based on our performance results, bonuses for the NEOs were earned at 62.1% of target.
•Long-Term Equity Incentives. The Compensation Committee may grant long-term equity incentive awards in the form of Restricted Stock Units (“RSUs”) pursuant to the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan (the “Plan”) in such amounts and subject to such terms and conditions as the Compensation Committee may determine. In fiscal year 2025, the annual grants for the NEOs were made with a grant date of April 1, 2025 and consisted of 100% RSUs for all participants.
Compensation Best Practices and Policies
We also believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do	What We Don’t Do

•Emphasize variable pay over fixed pay, with a significant portion of pay outcomes tied to our financial results and stock performance	•No gross ups for section 280G-related excise taxes

•Conduct an annual review of the peer group used for executive compensation comparisons	•No significant perquisites

•Maintain a clawback policy	•No hedging or pledging of our stock

•Provide for “double-trigger” equity award vesting and severance benefits upon a change in control	•No pension or supplemental executive retirement plans

•Use an independent compensation consultant	•No incentive programs that create risks reasonably likely to have a material adverse impact on us
Stockholder Say-on-Pay and Say-on-Frequency Vote
During the fiscal year ended December 31, 2025, we became a large accelerated filer and no longer qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As such, our stockholders will have their first opportunity to cast a non-binding advisory vote to approve our executive compensation at the Annual Meeting and the frequency of future non-binding advisory votes to approve our executive compensation. We intend to consider the outcome of such say-on-pay votes when making compensation decisions regarding our executive compensation program. Following the vote at the Annual Meeting and depending on the outcome of Proposal No. 2 (regarding the frequency of future say-on-pay votes), our next say-on-pay vote is expected to occur at our 2027 annual meeting of stockholders.

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Elements of Pay: Total Direct Compensation
The objective of our executive compensation program is to provide a total compensation package to each NEO that enables us to attract, motivate and retain outstanding individuals, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance.

Pay Element	How It’s Paid	Purpose

Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable us to attract and retain critical executive talent.
STIP	Equity (Variable)	Reward executives for delivering on annual financial and strategic objectives that contribute to the creation of stockholder value.
Long-Term Incentives	Equity (Fixed)	Provide incentives for executives to execute on longer-term financial goals that drive the creation of stockholder value and support our retention strategy.
How We Determine Executive Compensation: The Decision-Making Process
The Role of the Board and the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the board of directors. The Compensation Committee works very closely with its independent compensation consultant and management to examine the effectiveness of our executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at our website at www.BigBear.ai by selecting “Investors & Partners” and then “Governance.” The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full board of directors, based upon recommendations of the Compensation Committee.
The Role of Management. Members of our management team regularly attend Compensation Committee meetings, where executive compensation, individual and the Company’s performance, and competitive compensation practices are evaluated. While the management team provides valuable insights and transparency into these discussions, only Compensation Committee members hold voting power over decisions regarding NEO compensation.
The Role of the CEO. The CEO provides his recommendations on the compensation of other NEOs to the Compensation Committee, ensuring management input and oversight. However, all decisions regarding NEO compensation are made by the Compensation Committee. The CEO is excluded from any discussions about his own compensation, ensuring complete independence. Final determinations regarding the CEO’s compensation are made solely by the independent members of the board of directors, ensuring complete independence.
The Role of the Independent Compensation Consultant. The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to the authority granted to it under its charter, the Compensation Committee has hired Willis Towers Watson as its independent compensation consultant. Willis Towers Watson reports directly to the Compensation Committee. The Compensation Committee has conducted an independence assessment of Willis Towers Watson in accordance with SEC rules.

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The Role of Peer Group Companies. The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting fiscal year 2025 compensation levels, in conjunction with the recommendation of Willis Towers Watson, the Compensation Committee considered publicly-available data for a group of peer companies (the, “2025 Compensation Peer Group”) listed below along with industry specific survey data, where appropriate. The 2025 Compensation Peer Group was selected primarily on the basis of (i) operating in a comparable or tangential industry with a focus on artificial intelligence, or providing software-oriented services; (ii) revenue between $17 million and $4 billion; and (iii) market caps in the range of $40 million to $424 billion.

2025 Compensation Peer Group

C3.ai, Inc.	Palantir Technologies, Inc.
Aware, Inc.	Redwire Corporation
Evolv Technologies Holdings, Inc.	Unity Software Inc.
SoundHound AI
It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. Actual pay opportunities may be set above or below the targeted levels depending on factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to us and other factors. In general, the Compensation Committee desires to balance general internal and external equity and reserves the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.
Fiscal Year 2025 Executive Compensation Program In Detail
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations for NEO compensation (other than the CEO), as well as each NEO’s position and level of responsibility within the Company, alongside other factors such as relevant market data and individual performance and contributions. Annual base salary rates for the NEOs as of the end of fiscal year 2025 were as follows:

Name	Fiscal Year 2025 Base Salary ($)

Kevin McAleenan	500,000
Amanda Long(1)	500,000
Sean Ricker	420,000
Julie Peffer(2)	420,000
Carolyn Blankenship	433,125
1.Ms. Long stepped down from the position as the Company’s Chief Executive Officer effective January 15, 2025, and ceased to be an employee of the Company as of that date. Effective January 15, 2025, Mr. McAleenan was appointed the Chief Executive Officer of the Company.
2.Ms. Peffer stepped down from the position as the Company's Chief Financial Officer effective June 6, 2025, and ceased to be an employee of the Company as of that date. Effective June 6, 2025, Mr. Ricker was appointed interim Chief Financial Officer. Mr. Ricker was appointed the Chief Financial Officer effective October 14, 2025.

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Employment Arrangements with Named Executive Officers
Kevin McAleenan
Mr. McAleenan is party to an offer letter with the Company, dated January 15, 2025. Mr. McAleenan's offer letter provides for (i) an annualized base salary of $500,000; (ii) eligibility to participate in our STIP with an annual cash bonus target of 125% of Mr. McAleenan's annual base compensation based upon mutually developed performance objectives; and (iii) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Mr. McAleenan's offer letter also provided for (x) an up-front time-based long-term incentive award with a grant date value of $4,000,000, delivered 50% in the form of RSUs and 50% in the form of stock options, and (y) beginning in 2025 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 200% of Mr. McAleenan's base compensation and split (at the Compensation Committee’s discretion) between RSUs, PSUs, stock options and other long-term incentive vehicles. Mr. McAleenan's offer letter also provides for certain severance payments and benefits pursuant to the Executive Severance Plan (defined below).
Sean Ricker
In connection with Mr. Ricker’s election as Chief Financial Officer and pursuant to his offer letter dated October 9, 2025, Mr. Ricker is entitled to the following compensation: (i) an annualized base salary of $420,000; (ii) eligibility to participate in the Company's short-term incentive program with an annual bonus target of 100% of his base compensation based upon mutually developed performance objectives; (iii) a retention award in the form of 200,000 RSUs, which are scheduled to vest as follows: 50% on the first anniversary of the grant date, and 50% on the second anniversary of the grant date; (iv) beginning in 2025 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 100% of base compensation and split (at the Compensation Committee's discretion) between restricted stock units, performance stock units, stock options and other long-term incentive vehicles; and (v) eligibility to participate in the Company's employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Mr. Ricker's offer letter also provides for certain severance payments and benefits pursuant to the Executive Severance Plan.
Carolyn Blankenship
In connection with Ms. Blankenship's election as General Counsel and Secretary and pursuant to her offer letter dated February 16, 2022, Ms. Blankenship is entitled to the following compensation : (i) an annualized base salary of $433,125 (after increases subsequent to her initial offer letter); (ii) eligibility to participate in the Company's short-term incentive program with an annual bonus target of 50% of her base compensation based upon mutually developed performance objectives; (iii) subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 100% of base compensation and split (at the Compensation Committee's discretion) between restricted stock units, performance stock units, stock options and other long-term incentive vehicles; and (v) eligibility to participate in the Company's employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. While not included in Ms. Blankenship's offer letter, she has subsequently become eligible to receive certain severance payments and benefits pursuant to the Executive Severance Plan.
Amanda Long
For the year ended December 31, 2025, Ms. Long was party to an offer letter with the Company, dated October 10, 2022. Ms. Long’s offer letter provided for (i) an annualized base salary of $450,000; (ii) eligibility to participate in our STIP with an annual cash bonus target of 125% of Ms. Long’s annual base compensation based upon mutually developed performance objectives, with an initial bonus for 2022 of no less than $250,000, less applicable payroll deductions and withholdings; and (iii) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and

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programs. Ms. Long’s offer letter also provided for (x) an up-front time-based long-term incentive award with a grant date value of $4,000,000, delivered 75% in the form of RSUs and 25% in the form of stock options, with a portion of the long-term incentive award valued at $200,000 and vested as of December 31, 2022, an additional 20% of the long-term incentive award vesting on the first anniversary of the grant date, and the remaining 75% vesting in equal quarterly installments on the last day of each of the calendar quarters immediately following the first anniversary of the grant date and (y) beginning in 2023 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 200% of Ms. Long’s base compensation and split (at the Compensation Committee’s discretion) between RSUs, PSUs, stock options and other long-term incentive vehicles. Ms. Long’s offer letter also provided for certain severance payments and benefits pursuant to the Executive Severance Plan (defined below), as well as a one-time payment of $10,000, less applicable taxes and withholdings, to support Ms. Long’s search for and transition to another employer, including hiring a recruiting/placement firm. On January 15, 2025, Ms. Long stepped down from her role as Chief Executive Officer and entered into a separation agreement and general release with the Company, pursuant to which, in exchange for a release of claims in favor of the Company and continued compliance with her restrictive covenant obligations, Ms. Long is entitled to receive the following payments and benefits, in each case, less all applicable taxes, withholdings and authorized or required deductions: (i) a lump sum payment of $312,500, which is equivalent to one-half of Ms. Long's 2025 target annual bonus, (ii) $812,500 paid in the form of salary continuation over a period of 12 months on the second regularly scheduled Company payroll date following the Company’s receipt of the signed separation agreement, which is equivalent to Ms. Long's base salary for a period of 12 months plus the remaining one-half of Ms. Long's 2025 target annual bonus, and (iii) a lump sum payment of approximately $170,299, which is equivalent to twelve months of the employer share of health and welfare premiums for plans in which Ms. Long was enrolled in as of Ms. Long's separation date.
Julie Peffer
For the year ended December 31, 2025, Ms. Peffer was party to an offer letter with the Company, dated May 19, 2022. Ms. Peffer’s offer letter provided for (i) an annualized base salary of $420,000 (after increases subsequent to her initial offer letter); (ii) eligibility to participate in our STIP with an annual cash bonus target of 100% of Ms. Peffers’ annual base compensation based upon mutually developed performance objectives; (iii) an up-front time-based long-term incentive award with a grant date value of $400,000, delivered 50% in the form of RSUs and 50% in the form of stock options, (iv) starting in 2023, a recurring annual grant estimated to be valued at 100% of base compensation, and (v) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs.
On June 6, 2025, Ms. Peffer stepped down from her role as Chief Financial Officer and entered into a separation agreement and general release with the Company, pursuant to which, in exchange for a release of claims in favor of the Company and continued compliance with her restrictive covenant obligations, Ms. Peffer is entitled to receive the following payments and benefits, in each case, less all applicable taxes, withholdings and authorized or required deductions: (i) $420,000 paid in the form of salary continuation over a period of 12 months on the second regularly scheduled Company payroll date following the Company’s receipt of the signed separation agreement, which is equivalent to Ms. Peffer's base salary for a period of 12 months, (ii) $420,000 paid over a period of 12 months on the second regularly scheduled Company payroll date following the Company’s receipt of the signed separation agreement, which is equivalent to 100% of Ms. Peffer's 2025 target annual bonus, and (iii) a lump sum payment of approximately $7,350.96, which is equivalent to twelve months of the employer share of health and welfare premiums for plans in which Ms. Peffer was enrolled in as of Ms. Peffer's separation date.
STIP
Annual Incentive Plan
The Company’s STIP is discretionary in nature and subject to performance targets established annually by the Compensation Committee. Annual equity bonuses are paid to align NEO compensation with performance for the fiscal year and are paid under

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the STIP. Actual payouts depend on the achievement of pre-determined financial performance objectives and advancement of strategic priorities and can range from 0% to 125% of target award amounts. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the level of responsibility of the NEO and their ability to impact overall results. The Compensation Committee also considers market data in setting target award amounts. See “Fiscal Year 2025 Annual Equity Bonus Payouts” below for information about target award opportunities for fiscal year 2025. To be eligible to receive their bonus, our Named Executive Officers must be employed on the last day of the applicable performance period.
For the year ended December 31, 2025, each of Mr. McAleenan, Mr. Ricker, Ms. Blankenship and Ms. Peffer (prior to her departure) were eligible to receive a target annual bonus pursuant to the STIP of the following percentage of such Named Executive Officer’s base salary if all performance targets were met or exceeded: (i) 125% for Mr. McAleenan, (ii) 75% for Mr. Ricker (weighted as 50% for six months and 100% for six months due to change in position), and (iii) 50% for Ms. Blankenship. The STIP bonus was to be delivered 100% in the form of PSUs. The grant date values of the STIP PSUs are reported in the Stock Awards column of the Summary Compensation Table.
The actual number of PSUs granted in 2025 for STIP to each of the Named Executive Officers and the value of such PSUs for service in 2025 were as follows:

Named Executive Officer	Number of PSUs Granted in 2025 (#)	Value of PSUs as of 12/31/2025(1) ($)

Kevin McAleenan	168,011	907,259
Sean Ricker	80,532	434,873
Carolyn Blankenship	58,216	314,366
Julie Peffer(2)	56,452	—
1.Calculated by multiplying the number of PSUs that had not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2025 of $5.40.
2.Ms. Peffer's PSUs were forfeited upon her departure on June 6, 2025 and the Target Annual Bonus was paid in cash pursuant to the Executive Severance Plan. Ms. Long was not entitled to PSUs as these were granted on May 22, 2025, subsequent to her departure date, pursuant to her severance agreement.
Fiscal Year 2025 Performance Measures. The annual equity bonuses are designed to align executive compensation with our strategic priorities by balancing financial growth, operational efficiency, and long-term customer satisfaction. For fiscal year 2025, our performance for purposes of determining annual cash bonus was measured using a combination of financial and non-financial metrics as follows:

Performance Metric	Weight	Rationale

FY 2025 Revenue	35%	Drives market expansion and top line business growth
FY 2025 Adjusted Gross Margin	15%	Drives efficient profitable revenue
Corporate Organizational Goals	30%	Aligning behavior with compliance requirements
Individual Performance Goals	20%	Accountability and role customization

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This balanced approach ensures that the NEOs are incentivized to drive both short-term financial results and long-term customer-centric strategies, aligning their goals with our overall success. The chart below shows the fiscal year 2025 goals, as well as actual results.

		Fiscal Year 2025 Company Performance Measures & Results (rounded)
Payout Level	% of Target	Revenue (35% Weighting)	Adjusted Gross Margin (15% Weighting)	Corporate Goals (30% Weighting)	Individual Goals (20% Weighting)

Maximum	150%	$196 M	39%	Discretionary (2)	Discretionary (2)
Target	100%	$171 M	34%
Threshold	50%	$158 M	29%
Actual Results(1)		$127 M	32%
		0 % of Target	81% of Target	100% of Target	100% of Target
Payout Level %		0 % of Target	12% of Target	30% of Target	20% of Target
Funded Amount		62% of Target
1.The actual percent of target achieved is calculated based on straight-line interpolation between incremental goal levels established between threshold and target and target and maximum.
2. 50% of the fiscal year 2025 target bonus is based off of specific corporate and individual objectives.
The STIP also includes an individual performance modifier that may be applied at the Compensation Committee’s discretion based on the individual performance of the NEO. The Compensation Committee may decide to adjust each STIP of a NEO payout upward or downward by applying a multiplier of plus or minus 10% against the initially-calculated payout based on the financial and non-financial results. A multiplier of 100% is equivalent to no adjustment to the initially-calculated payout. For fiscal year 2025, the Compensation Committee approved unadjusted payouts for the NEOs as shown in the table below.
Fiscal Year 2025 Annual Equity Payouts. Based on the above financial performance results, the following table lists the actual bonuses paid to each of the NEOs for fiscal year 2025 (and paid in fiscal year 2026):

Name	Fiscal Year 2025 Base Salary(1) ($)	Bonus Target (% of Base Salary)	Bonus Target ($)	Company Performance Results (%)	Individual Modifier (%)	Actual Award Payout ($)	Actual Award (as a % of Target)

Kevin McAleenan	487,431	125	625,000	62	—	413,070	62
Amanda Long(2)	500,000	125	625,000	100	—	625,000	100
Sean Ricker(3)	371,176	75	299,578	62	—	197,995	62
Julie Peffer(4)	200,577	100	420,000	100	—	420,000	100
Carolyn Blankenship	427,109	50	216,563	62	—	143,129	62
Totals	1,986,293	—	2,186,141	62	—	1,799,194	—
1.Base Salary is comprised of pro-ration of salary amounts due to start date or increases within the fiscal year.
2.Ms. Long was paid 50% of her target bonus upon her termination of employment on January 15, 2025. The remaining 50% of her target bonus was paid over the following 12 months.
3.Mr. Ricker's bonus target increased from 50% to 100% on October 14, 2025 due to appointment to Chief Financial Officer.
4.Ms. Peffer received 100% of the target bonus in cash due to termination of employment on June 6, 2025, payable over 12 months.

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Long-Term Equity Incentives
Long-term equity incentives are designed to recognize the performance of our executives who drive the development and execution of our long-term business strategies and goals. These awards are designed to further align executives’ interests with those of our stockholders, reward executives for stockholder value creation, maintain the competitiveness of our total compensation packages, foster executive stock ownership, and promote retention. We grant long-term incentive awards in the form of equity pursuant to the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan. For fiscal year 2025, the equity awards granted were delivered in RSUs and Stock Options.
Stock Options
Stock options generally vest over a four-year period, with one-fourth cliff vesting on the first anniversary of the grant date and the remaining portion of the stock options vesting over the next three years in twelve equal quarterly installments, subject to continued employment.
RSUs
RSUs generally vest over a four-year period, with one-fourth cliff vesting on the first anniversary of the grant date and the remaining portion of the RSUs vesting over the next three years in twelve equal quarterly installments, subject to continued employment.
In fiscal year 2025, the annual long-term equity incentive grants were made to our NEOs (other than Ms. Peffer) in 100% RSUs (based on grant date fair value). The Compensation Committee may adjust the mix of PSUs and RSUs granted, as well as the performance metrics used and the performance periods, for future awards granted under the Plan.
Target Long-Term Equity Incentive Award Grants
In determining the size of each equity award granted, the Compensation Committee considers a variety of factors, including benchmarking data on competitive long-term incentive values, the percentage of long-term incentive value to be allocated to RSUs, and the position of the NEO. The actual number of RSUs granted is calculated by dividing the target award value by the closing stock price on the day prior to the date of grant. The table below shows the target RSUs awarded for fiscal year 2025 for each of the NEOs:

	Stock Options(1)		RSUs(1)
Name	# of Units	Grant Date Fair Value ($)(2)	# of Units	Grant Date Fair Value ($)(2)

Kevin McAleenan(3)	671,141	2,000,000	978,581	3,163,544
Amanda Long	—	—	—	—
Sean Ricker(4)	—	—	365,072	2,301,588
Julie Peffer	—	—	146,853	433,216
Carolyn Blankenship	—	—	151,442	446,754
Totals	671,141	2,000,000	1,641,948	6,345,102
1.Stock options and RSUs generally vest over a four-year period, with one-fourth cliff vesting on the first anniversary of the grant date and the remaining portion of the stock options or RSUs vesting over the next three years in twelve equal quarterly installments, subject to continued employment.

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2.Grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) and may differ from the intended target values.
3.In addition to the annual RSU grant, Mr. McAleenan received 628,931 RSUs on January 15, 2025 upon appointment to CEO. 25% of these RSUs vest on January 15, 2026 and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on December 31, 2028, subject to the Mr. McAleenan's continued employment through each vesting date.
4.In addition to the annual RSU grant, Mr. Ricker received 39,788 RSUs on June 6, 2025 upon appointment to Interim CFO, which vest 50% on each anniversary date, becoming fully vested on June 6, 2027. Mr. Ricker received 200,000 RSUs on October 14, 2025 upon appointment to CFO on October 14, 2025, these RSUs vest on each anniversary date becoming fully vested on October 14, 2027.
Pangiam Retention Grants
On March 1, 2024, Mr. McAleenan received an award of a target number of 178,571 PSUs pursuant to the Plan. The PSUs were subject to performance-based vesting conditions, subject to Mr. McAleenan’s continued service through the applicable vesting dates. Generally, the award would vest based on the achievement of certain revenue targets for fiscal years 2024 and 2025. Certain vesting criteria with respect to this award were satisfied on February 25, 2025 and 89,286 of the PSUs granted to Mr. McAleenan vested as of that date; the remaining 89,285 PSUs were forfeited on March 2, 2026.
Other Practices, Policies and Guidelines
Clawback Policy. We have adopted the Clawback Policy (the “Clawback Policy”) to provide for the recovery or “Clawback” of excess incentive-based compensation earned by Covered Executives (as defined below) effective as of November 27, 2023. Under the Clawback Policy, “Covered Executive” means the Company’s current or former executive officers and such other senior executives or employees who may from time to time be deemed subject to the policy by the Compensation Committee. Under the Clawback Policy, we will recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period. With certain exceptions as set forth in the Clawback Policy, we will also recover erroneously awarded incentive-based compensation in compliance with the Clawback Policy.
Practices Related to the Grant of Certain Equity Awards. In response to Item 402(x)(1) of Regulation S-K, the Company does not grant new awards of stock options, stock appreciation rights, or similar option-like instruments in anticipation of material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.
Hedging and Pledging Transactions & Insider Trading Compliance. Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging or monetization transactions, including the use of financial instruments, such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
The Company has adopted an insider trading policy that governs the purchase, sale and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, with regard to the Company trading in its own securities, it is the Company's policy to comply with the federal securities laws and the applicable exchange listing requirements.

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Other Benefits and Perquisites. The NEOs participate in employee benefit programs available to our employees generally, including a 401(k) plan and health and welfare programs. Pursuant to BigBear.ai’s 401(k) plan, BigBear.ai will make a 3% contribution to all eligible employees, in addition BigBear.ai will match 3% to all eligible employees who contribute greater than 3% up to 6%, subject to limits under the Internal Revenue Code. BigBear.ai additionally offers a 4% match for all employees who hold a TS/SCI security clearance.
Retirement Benefits
We maintain the BigBear.ai, LLC Employee Benefits Plan, a tax-qualified retirement plan that provides all regular employees of the Company with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, participants, including the Named Executive Officers, may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the 401(k) plan subject to applicable annual limits under the Code.
Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We provide direct contributions in an amount equal to 3% of each participant's salary. We also match 100% of a participant’s contributions that exceed 3% of his or her base salary, with such matching contributions not to exceed 3% of the participant’s base salary. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
Employee Stock Purchase Plan
We maintain the BigBear.ai Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), which allows all employees to purchase the Company’s stock at a discounted rate. Subject to certain exclusions at the sole discretion of the Compensation Committee, all regular employees, including executive officers (except those holding 5% or more of total stock), may make contributions of at least 1% and up to 10% of their eligible compensation during specified periods.
Severance and Change-in-Control Agreements
On November 19, 2022, the Board adopted the BigBear.ai, LLC Executive Severance Plan (the “Executive Severance Plan”) to provide for severance pay and benefits to eligible officers and management employees who are Eligible Executives (as defined in the Executive Severance Plan) and whose employment is terminated on or after November 1, 2022.
Potential Payments Upon Termination or Change in Control
Executive Severance Plan
On November 19, 2022, the Board adopted the BigBear.ai, LLC Executive Severance Plan (the “Executive Severance Plan”) to provide for severance pay and benefits to eligible officers and management employees who are Eligible Executives (as defined in the Executive Severance Plan) and whose employment is terminated on or after November 1, 2022.
Upon termination of an Eligible Executive’s employment due to a Qualifying Termination (as defined below) that occurs outside of the 12-month period following a Change in Control Protection Period (as defined below) and so long as such Eligible Executive satisfies the conditions to payment of severance benefits described below, such Eligible Executive shall be entitled to receive the following severance benefits: (i) a cash severance payment in an amount equal to the product of (A) the sum of such Eligible Executive’s Base Salary and Target Bonus (each as defined in the Executive Severance Plan) and (B) (I) 1.0, for Tier 1 Executives (as defined in the Executive Severance Plan) and (II) 0.5 for Tier 2 Executives (as defined in the Executive Severance Plan), paid in a lump sum cash payment or as a salary continuation, at the Company’s sole discretion and (ii) a lump sum cash payment in an

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amount equal to the product of (A) the monthly amount of the Company’s contribution to the premiums for such Eligible Executive’s group health plan coverage (including coverage for such Eligible Executive’s spouse and eligible dependents), determined under the Company’s group health plans as in effect immediately prior to such Eligible Executive’s Date of Termination and (B) (I) 12, for Tier 1 Executives and (II) 6 for Tier 2 Executives.
Upon termination of an Eligible Executive’s employment due to a Qualifying Termination that occurs during a Change of Control Protection Period and so long as such Eligible Executive satisfies the conditions to payment of severance benefits described below, such Eligible Executive shall be entitled to receive the following severance benefits: (i) a lump sum cash payment in an amount equal to the product of (A) the sum of such Eligible Executive’s Base Salary and Target Bonus and (B) (I) two, for Tier 1 Executives and (II) one for Tier 2 Executives and (ii) a lump sum cash payment in an amount equal to the product of (A) the monthly amount of the Company’s contribution to the premiums for such Eligible Executive’s group health plan coverage (including coverage for such Eligible Executive’s spouse and eligible dependents), determined under the Company’s group health plans as in effect immediately prior to such Eligible Executive’s Date of Termination and (B) (I) 24, for Tier 1 Executives and (II) 12 for Tier 2 Executives.
For the year ended December 31, 2025, Mr. McAleenan was a Tier 1 Executive, Mr. Ricker was a Tier 1 Executive and Ms. Blankenship was a Tier 1 Executive.
Payment of the severance benefits under the Executive Severance Plan is subject to the Eligible Executive’s execution and non-revocation of a general release of claims in favor of BigBear.ai, LLC and the executive’s continued compliance with the terms of the Executive Severance Plan, including, but not limited to, the restrictive covenants obligations set forth therein (which include confidentiality, intellectual property, business opportunity and non-solicitation, and non-disparagement covenants). For participants in the Executive Severance Plan who are eligible for severance benefits under another individual agreement with the Company Group (as defined in the Executive Severance Plan), the Executive Severance Plan will supersede all prior agreements, practices, policies, procedures and plans relating to severance benefits. If the payments or benefits payable under the Executive Severance Plan would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, then those payments or benefits will be reduced (but not below zero) if such reduction would result in a better net after-tax position for the Eligible Executive.
For purposes of the Executive Severance Plan:
“Cause” means unless otherwise determined by the Committee (as defined in the Plan) in the applicable award agreement, with respect to an Eligible Executive’s Termination of Service (as defined in the Plan): (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an affiliate and the Eligible Executive at the relevant time of determination (or where there is such agreement in effect but it does not define “cause” (or words of like import)), the Eligible Executive’s (i) commission of, indictment for, or plea of guilty or no contest to, a felony (or state law equivalent) or a crime involving dishonesty, moral turpitude or fraud or the commission of any other act involving willful malfeasance or breach of fiduciary duty with respect to the Company or an affiliate; (ii) material non-performance of the Eligible Executive’s duties or failure to follow any lawful directive from the Company or any affiliate; (iii) conduct that brings or is reasonably likely to bring the Company or an affiliate negative publicity or into public disgrace, embarrassment, or disrepute or otherwise materially injures the integrity, character or reputation of the Company or an affiliate; (iv) fraud, theft, embezzlement, gross negligence or willful misconduct or other act involving dishonesty with respect to the Company or an affiliate; (v) violation of the Company’s or an affiliate’s written policies or codes of conduct, including written policies related to discrimination, harassment, retaliation, performance of illegal or unethical activities, or ethical misconduct; (vi) insubordination or failure to follow the directions of the Eligible Executive’s reporting supervisor and/or of the CEO of the Company or the Board, as applicable, or (vii) breach of any employment, consulting or similar agreement with the Company or any

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affiliate, including, without limitation, any non-competition, non-solicitation, no-hire, or confidentiality covenant between the Eligible Executive and the Company or an affiliate.
“Change in Control Protection Period” means the 12-month period following a Change in Control (as defined in the Plan).
“Disability” means, unless otherwise determined by the Committee in the applicable award agreement, with respect to an Eligible Executive’s Termination of Service, that the Eligible Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, provided, however, for purposes of an Incentive Stock Option (as defined in the Plan), the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an Eligible Executive has a Disability shall be determined by the Committee, and the Committee may rely on any determination that an Eligible Executive is disabled for purposes of benefits under any long-term disability plan in which an Eligible Executive participates that is maintained by the Company or any affiliate.
“Good Reason” means the occurrence of any of the following events without the written consent of an Eligible Executive, unless such events are fully corrected in all material respects by the Company within 30 days following written notification by such Eligible Executive to the Company of the occurrence of one of the conditions set forth below: (i) a material reduction in an Eligible Executive’s Base Salary or Target Annual Bonus opportunity other than a general reduction in Base Salary or Target Annual Bonus opportunity that affects all similarly situated employees in substantially the same proportions; (ii) a material diminution in an Eligible Executive’s duties, authorities or responsibilities (other than temporarily while an Eligible Executive is physically or mentally incapacitated or as required by applicable law and excluding duties, authorities or responsibilities that have been assigned to an Eligible Executive on a temporary or interim basis); or (iii) a relocation of an Eligible Executive’s primary work location by more than 50 miles from such Eligible Executive’s primary work location immediately prior to such relocation.
“Qualifying Termination” means the termination of an Eligible Executive’s employment (i) by any member of the Company Group (as defined in the Executive Severance Plan) without Cause (which, for the avoidance of doubt, does not include a termination due to death or Disability); or (ii) due to an Eligible Executive’s resignation for Good Reason.
Employment Arrangements with Named Executive Officers
As described above in the “—Narrative Disclosure to the Summary Compensation Table—Employment Arrangements with Named Executive Officers,” the offer letters with each of the Named Executive Officers provide for severance benefits upon the occurrence of certain terminations of employment in accordance with the terms of the Executive Severance Plan as described above in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Executive Severance Plan”. Additionally, Ms. Long’s offer letter provides for one-time payment of $10,000, less applicable taxes and withholdings, to support Ms. Long’s search for and transition to another employer, including hiring a recruiting/placement firm.
Separation Agreements
On January 15, 2025, Ms. Long stepped down from her role as Chief Executive Officer and entered into a separation agreement and general release with the Company, pursuant to which, in exchange for a release of claims in favor of the Company and continued compliance with her restrictive covenant obligations, Ms. Long is entitled to receive the following payments and benefits, in each case, less all applicable taxes, withholdings and authorized or required deductions: (i) a lump sum payment of $312,500, which is equivalent to one-half of Ms. Long's 2025 target annual bonus, (ii) $812,500 paid in the form of salary continuation over a period of 12 months on the second regularly scheduled Company payroll date following the Company’s receipt of the signed separation agreement, which is equivalent to Ms. Long's base salary for a period of 12 months plus the remaining one-half of Ms. Long's 2025 target annual bonus, and (iii) a lump sum payment of approximately $170,299, which is equivalent to twelve months of the employer share of health and welfare premiums for plans in which Ms. Long was enrolled in as of Ms. Long's separation date.

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On June 6, 2025, Ms. Peffer stepped down from her role as Chief Financial Officer and entered into a separation agreement and general release with the Company, pursuant to which, in exchange for a release of claims in favor of the Company and continued compliance with her restrictive covenant obligations, Ms. Peffer is entitled to receive the following payments and benefits, in each case, less all applicable taxes, withholdings and authorized or required deductions: (i) $420,000 paid in the form of salary continuation over a period of 12 months on the second regularly scheduled Company payroll date following the Company’s receipt of the signed separation agreement, which is equivalent to Ms. Peffer's base salary for a period of 12 months, (ii) $420,000 paid over a period of 12 months on the second regularly scheduled Company payroll date following the Company’s receipt of the signed separation agreement, which is equivalent to 100% of Ms. Peffer's 2025 target annual bonus, and (iii) a lump sum payment of approximately $7,350.96, which is equivalent to twelve months of the employer share of health and welfare premiums for plans in which Ms. Peffer was enrolled in as of Ms. Peffer's separation date.
Stock Options
In the event a Change in Control is consummated and the stock options are not assumed or substituted, any unvested portion of the stock option award that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control, and the Board may, in its sole discretion, extend the exercise period of the stock option through any date that is prior to the 10th anniversary of the applicable grant date. Upon an executive’s termination of service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason (each as defined below), in each case, within two years following the consummation of a Change in Control, any unvested portion of a stock option award, as of immediately prior to the executive’s termination of service, will automatically vest upon such termination of service. Additionally, Ms. Long’s offer letter provides that the portion of her up-front time-based long-term incentive award that was delivered in the form of stock options will accelerate upon a Change in Control.
For purposes of the Option Awards and PSUs, “Cause,” “Disability,” and “Good Reason” have the meanings ascribed to such terms in the Plan.
For purposes of the Option Awards, RSUs, and PSUs, “Change in Control” has the meaning ascribed to such term in the Plan and generally means: (i) any person becoming the beneficial owner of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities, (ii) a merger, reorganization or consolidation in which voting securities are issued unless the voting securities of the Company outstanding immediately prior to such transaction continue to represent more than 50% of the outstanding voting securities of the Company or surviving entity, (iii) during a period of two consecutive years, individuals who constitute the Board at the beginning of such period cease to constitute a majority of the Board (except for individuals whose election or nomination was approved by at least two-thirds of the directors still in office) or (iv) a complete liquidation or dissolution of the Company or a sale of substantially all the Company’s assets to a third party.
Restricted Stock Units
In the event a Change in Control is consummated and the RSUs are not assumed or substituted, any unvested portion of the RSUs that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control. Additionally, for the RSUs held by the Named Executive Officers, upon the termination of the Named Executive Officer’s service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason, in each case, within two years following the consummation of a Change in Control, any unvested portion of the RSUs as of immediately prior to the Named Executive Officer’s termination of service will automatically vest upon such termination of service.

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Performance Stock Units
Unless otherwise addressed under the Executive Severance Plan, upon the termination of the Named Executive Officer’s service for any reason, any PSUs that have not been settled will automatically be cancelled and forfeited. The Named Executive Officers do not have an entitlement to any certain treatment with respect to their PSUs in connection with a Change in Control.
Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis, or CD&A, contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Members of the Compensation Committee
Kirk Konert
Sean Battle
Anthony Evangelista
The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

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Executive Compensation Tables
2025 Summary Compensation Table
The following table presents summary information regarding the total compensation paid to and earned by each of our Named Executive Officers for the three most recently completed fiscal years, where applicable.

Name and Principal Position(1) (5)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(6)	Total ($)

Kevin McAleenan Chief Executive Officer	2025	487,431	3,805,346	2,275,168	—	29,246	6,597,191
	2024	335,340	1,023,174	—	84,786	164,560	1,607,860
Amanda Long Former Chief Executive Officer	2025	541,667	—	—	—	755,435	1,297,102
	2024	485,417	1,254,878	—	312,500	80,397	2,133,192
	2023	431,250	1,012,498	470,672	—	23,721	1,938,141
Sean Ricker Chief Financial Officer	2025	371,176	2,729,293	—	—	20,465	3,120,934
Julie Peffer Former Chief Financial Officer	2025	620,577	643,216	—	—	223,232	1,487,025
Carolyn Blankenship General Counsel and Secretary	2025	427,109	669,139	—	—	20,974	1,117,222
1.Ms. Long was a NEO in each of the fiscal years 2023, 2024 and 2025, until her departure on January 15, 2025. Mr. McAleenan was a NEO in fiscal years 2024 and 2025. Ms. Peffer was a NEO for fiscal year 2025 until her departure on June 6, 2025. Mr. Ricker and Ms. Blankenship were each NEOs for fiscal year 2025.
2.The amounts reported in the Stock Awards column represent the grant date fair value of restricted stock unit awards (the “RSUs”) granted in respective years to the Named Executive Officers and performance stock unit awards (the “PSUs”) granted to each Named Executive Officer, in each case, pursuant to the Plan (as defined below). The amounts shown in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the RSUs. For PSUs awarded in 2025, the values assuming the highest level of performance conditions are: $625,000 for Mr. McAleenan, $216,563 for Ms. Blankenship, and $299,578 for Mr. Ricker. See “—Narrative Disclosure to Summary Compensation Table—Restricted Stock Units” and “—Narrative Disclosure to Summary Compensation Table—Performance Stock Units” below for additional details. See Note 20 - Equity Based Compensation to the consolidated financial statements for the assumptions used in determining the fair value of the RSUs and PSUs.

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3.The amounts reported in the Option Awards column represent the grant date fair value of stock options with respect to BigBear.ai common stock granted as computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the stock options. See “—Narrative Disclosure to Summary Compensation Table—Stock Option Awards” below for additional details. See Note 20 - Equity Based Compensation to the consolidated financial statements for the assumptions used in determining the fair value of the Option Awards.
4.For 2024, the amounts reported in the Non-Equity Incentive Plan Compensation column represent the expected value of cash compensation earned during the year to each of the Named Executive Officers under the Company’s Short-Term Incentive Plan (the “STIP”) assuming the highest level of performance conditions. See “—Narrative Disclosure to Summary Compensation Table—Annual Incentive Plan” below for additional details.
5.Mr. McAleenan was hired as the Company's Chief Executive Officer, effective January 15, 2025. Prior to his role as the Company's Chief Executive Officer, Mr. McAleenan was the Company's President. Ms. Long was hired as the Company’s Chief Executive Officer, effective October 12, 2022. Ms. Long stepped down as Chief Executive Officer as of January 15, 2025. On June 6, 2025, Ms. Peffer notified the Company of her intention to pursue other opportunities outside the Company. Effective June 6, 2025, Mr. Ricker was appointed interim Chief Financial Officer. Mr. Ricker’s service as the Chief Financial Officer began October 14, 2025. Ms. Long and Ms. Peffer's 2025 salary includes $500,000 and $420,000 of salary continuation payments, respectively.
6.The amounts reported in the "Salary" column For Ms. Long and Ms. Peffer include severance payments of $500,000 and $420,000, respectively, pursuant to the Executive Severance Plan,
7.The amounts reported in the “All Other Compensation” column for the fiscal year ended December 31, 2025 consist of the following:

Name	Company 401(k) Matching Contributions ($)(a)	Concierge Medical and Membership Dues ($)(b)	All Other Compensation ($)(c)	Total ($)

Kevin McAleenan	29,246	—	—	29,246
Amanda Long	10,917	170,299	574,219	755,435
Sean Ricker	20,465	—	—	20,465
Julie Peffer	13,232	—	210,000	223,232
Carolyn Blankenship	20,974	—	—	20,974
a.See below under “—Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions.
b.The amount represents the Company’s reimbursement of fees for concierge medical benefits and Chief membership dues.
c.The amount represents the cash bonus paid to the executive upon departure from the Company in accordance with their respective severance agreements.

BigBear.AI Holdings, Inc.	46	2026 Proxy Statement

Grants of Plan-Based Awards
The following table sets forth certain information with respect to all plan-based awards granted to our NEOs for the fiscal year ended December 31, 2025.

			Estimated future payouts under equity incentive plan awards(3)
Name(1)	Grant date	Approval Date(2)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock awards ($)(4)

Kevin McAleenan	1/15/2025	1/15/2025	—	—	—	1,300,072	4,132,076
	1/27/2025	1/27/2025	—	—	—	24,785	91,209
	4/1/2025	4/1/2025	—	—	—	349,650	1,031,468
	5/22/2025	5/22/2025	84,005	168,011	252,017	—	625,000
Sean Ricker	1/27/2025	1/27/2025	—	—	—	24,938	91,772
	4/1/2025	4/1/2025	—	—	—	125,284	369,588
	5/22/2025	5/22/2025	40,266	80,532	120,798	—	299,578
	6/6/2025	6/6/2025	—	—	—	39,788	150,000
	10/14/2025	10/14/2025	—	—	—	200,000	1,782,000
Julie Peffer	1/27/2025	1/27/2025	—	—	—	61,386	225,900
	4/1/2025	4/1/2025	—	—	—	146,853	433,216
	5/22/2025	5/22/2025	56,510	112,904	169,356	—	420,000
Carolyn Blankenship	1/27/2025	1/27/2025	—	—	—	30,145	110,934
	4/1/2025	4/1/2025	—	—	—	151,442	446,754
	5/22/2025	5/22/2025	29,108	58,216	87,324	—	216,563
1.Ms. Long stepped down from her position as chief executive officer effective as of January 15, 2025. She did not receive a long-term equity incentive award in fiscal year 2025.
2.The “Approval Date” refers to the date on which the Compensation Committee approved the grants reported in the table.
3.The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, sub-column "Threshold," reflect the threshold payment level for each of the NEOs under STIP. The amounts reported in the "Maximum" sub-column reflect that for fiscal year 2025, the program provided the potential to earn a maximum of 150% of target. The specific components of the STIP are described in the “STIP” section of the CD&A. Non-equity incentive plan awards actually paid by us for services rendered in fiscal year 2025 are reported in the “Non-Equity Incentive Plan Compensation” column of the “2025 Summary Compensation Table” above.
4.Stock award values were computed in accordance with ASC Topic 718.

BigBear.AI Holdings, Inc.	47	2026 Proxy Statement

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes the outstanding stock and option awards held by each of our Named Executive Officers as of December 31, 2025:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)

Kevin McAleenan	3/1/2024	(1)	—	—	—	—	—	—	89,285	482,142
	4/1/2024	(2)	—	—	—	—	93,058	502,512	—	—
	1/15/2025	(3)	—	671,141	3.18	1/15/2035	628,931	3,396,227	—	—
	4/1/2025	(4)	—	—	—	—	349,650	1,888,110	—	—
	5/22/2025	(5)	—	—	—	—	—	—	168,011	907,259
Sean Ricker	12/7/2021	(6)	25,000	25,000	9.99	12/7/2031	—	—	—	—
	3/23/2023	(7)	34,608	34,608	1.84	3/23/2033	9,171	49,525	—	—
	4/1/2024	(2)	—	—	—	—	93,635	505,631	—	—
	4/1/2025	(4)	—	—	—	—	125,284	676,534	—	—
	5/22/2025	(5)	—	—	—	—	—	—	80,532	416,070
	6/6/2025	(8)	—	—	—	—	39,788	214,855	—	—
	10/14/2025	(9)	—	—	—	—	200,000	1,080,000	—	—
Carolyn Blankenship	3/23/2023	(7)	44,863	44,863	1.84	3/23/2033	11,888	64,198	—	—
	4/1/2024	(2)	—	—	—	—	113,186	611,206	—	—
	4/1/2025	(4)	—	—	—	—	151,442	817,787	—	—
	5/22/2025	(5)	—	—	—	—	—	—	58,216	314,366
1.Reflects information regarding PSUs at target performance granted to the Named Executive Officers that were outstanding as of December 31, 2025. Certain vesting criteria with respect to this award were satisfied on February 25, 2025 and 89,286 of the PSUs granted to Mr. McAleenan vested as of that date; the remaining 89,285 PSUs were forfeited on March 2, 2026.
2.Reflects information regarding RSUs granted to Named Executive Officers, that were outstanding as of December 31, 2025. These RSUs were granted on April 1, 2024. 25% of these RSUs vested on April 1, 2025, 6.25% on each June 30, 2025, September 30, 2025 and December 31, 2025 and the remaining 56.25% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on March 31, 2028, subject to each Named Executive Officer’s continued employment through each vesting date.

BigBear.AI Holdings, Inc.	48	2026 Proxy Statement

3.Reflects information regarding RSUs and options granted to Mr. McAleenan, that were outstanding as of December 31, 2025. These RSUs and options were granted on January 15, 2025. 25% of this grant will vest on January 15, 2026 and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on December 31, 2028, subject to the Named Executive Officer’s continued employment through each vesting date.
4.Reflects information regarding RSUs granted to Named Executive Officers, that were outstanding as of December 31, 2025. These RSUs were granted on April 1, 2025. 25% of these RSUs will vest on April 1, 2026 and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on March 31, 2029, subject to each Named Executive Officer’s continued employment through each vesting date.
5.Reflects information regarding PSUs at target performance granted to the Named Executive Officers for the 2025 STIP bonuses that were outstanding as of December 31, 2025. The 2025 STIP PSUs would vest based on the achievement of certain company financial performance goals and the achievement of certain personal goals.
6.Reflects information regarding options granted to Mr. Ricker on December 7, 2021. These options were fully vested and exercisable as of December 31, 2025.
7.Reflects information regarding RSUs and options granted to Mr. Ricker and Ms. Blankenship, that were outstanding as of December 31, 2025. These RSUs and options were granted on March 23, 2023. 25% of this grant vested on March 23, 2024 and 6.25% on each quarter end from March 31, 2024 through December 31, 2025. The remaining 25% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on December 31, 2026, subject to each Named Executive Officer.
8.Reflects information regarding RSUs granted to Mr. Ricker that were outstanding as of December 31, 2025. These RSUs vest 50% on each anniversary of the June 6, 2025 grant date until the grant is fully vested on June 6, 2027.
9.Reflects information regarding RSUs granted to Mr. Ricker that were outstanding as of December 31, 2025. These RSUs vest 50% on each anniversary of the October 14, 2025 grant date until the grant is fully vested on October 14, 2027.
10.Calculated by multiplying the number of RSUs that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2025 of $5.40.
11.Calculated by multiplying the number of PSUs that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2025 of $5.40.
Option Exercises and Stock Vested in Fiscal Year 2025
The following table shows for the fiscal year ended December 31, 2025, certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Kevin McAleenan	—	—	207,265	1,057,700
Amanda Long	855,817	1,762,428	168,073	1,465,597
Sean Ricker	—	—	187,959	804,228
Julie Peffer	133,591	311,063	192,220	887,559
Carolyn Blankenship	—	—	287,342	1,303,400
1.The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by our named executive officers as a result of the option exercises.
2.The value realized on vesting is determined by multiplying the number of vested RSUs by the closing price of our common stock on the vesting date. The value realized on vesting does not reflect the actual value received by each named executive officer because a portion of the shares reflected in the table above were withheld by us to satisfy the named executive officer’s tax withholding obligations.

BigBear.AI Holdings, Inc.	49	2026 Proxy Statement

Potential Payments upon Termination or Change in Control
Certain of our named executive officers for the fiscal year ended December 31, 2025 hold equity awards that provide for vesting acceleration benefits or are entitled to severance benefits in the event of an involuntary termination of employment without cause or a change in control. The following table presents information concerning estimated payments and benefits that would be provided to such named executive officers upon a termination or a change in control. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of our fiscal year ended December 31, 2025 using the closing market price of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date, or at any other price, or if any other assumptions are used to estimate potential payments and benefits.

Name	Termination Scenario	Cash ($)	Equity Acceleration(1) ($)	Healthcare Benefits ($)

Kevin McAleenan	Termination without Cause / for Good Reason	1,125,000	—	—
	Change in Control(2)	2,250,000	7,276,784	—
	Death / Disability(3)	—	7,276,784	—
Sean Ricker	Termination without Cause / for Good Reason	840,000	—	25,000
	Change in Control(2)	1,680,000	2,567,609	50,000
	Death / Disability(3)	—	2,567,609	—
Carolyn Blankenship	Termination without Cause / for Good Reason	866,250	—	27,313
	Change in Control(2)	1,732,500	1,546,422	54,626
	Death / Disability(3)	—	1,546,422	—
1.The value of stock option and RSU award vesting acceleration is based on the closing price of $5.40 per share of our common stock as of December 31, 2025, minus, in the case of stock options, the exercise price of the unvested stock options subject to acceleration.
2.In the event a Change in Control is consummated and options or RSUs are not assumed or substituted, any unvested options or RSUs outstanding as of immediately prior to the consummation of such Change in Control will automatically vest immediately prior to the consummation of such Change in Control.
3.Any unvested RSUs outstanding as of immediately prior to a termination of service due to death or Disability will automatically vest upon termination of service.
Pay Versus Performance
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation that the SEC deems to have been actually paid to our principal executive officer (“PEO”) and other named executive officers (“NEOs”) and certain indicators of our financial performance. Please note that Item 402(v) requires the amounts included in the “compensation actually paid” columns of the table below to be calculated according to a particular formula that treats the increase or decrease in the value of outstanding equity awards as amounts “actually paid” to the NEO, regardless of whether the NEO realized any gain from such fluctuation in equity value. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation - Compensation Discussion and Analysis.”

BigBear.AI Holdings, Inc.	50	2026 Proxy Statement

Summary Compensation Table (SCT) Total for PEO			Compensation Actually Paid to PEO				Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Current PEO(1) ($)	Former PEO(2) ($)	Current PEO(3) ($)	Former PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(5) ($)	Total Shareholder Return(6) ($)	Peer Group Total Shareholder Return(7) ($)	Net Income (millions)(8) ($)	Revenue (millions)(9) ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)

2025	6,597,191	1,558,820	9,150,628	(8,997,327)	1,908,394	1,295,575	802	287	(294)	128
2024	—	2,133,192	—	9,277,263	1,660,502	2,150,815	661	216	(296)	158
2023	—	1,938,141	—	5,946,669	2,979,072	1,090,052	318	158	(71)	155
1.Reflects compensation for our Chief Executive Officer, Kevin McAleenan, who served as our Principal Executive Officer (PEO) beginning January 15, 2025.
2.Reflects compensation for our former Chief Executive Officer, Amanda Long, who served as our Principal Executive Officer (PEO) in 2023, 2024, through January 15, 2025.
3.The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the PEO and other NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or other NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEOs total compensation for 2025 to determine the compensation actually paid (adjustments for pension benefits are not covered, as the Company does not have any defined benefit or actuarial pension plans):

Fiscal Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)

2025	6,597,191	(6,080,514)	8,633,951	9,150,628
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, the amount equal to the fair value at the end of the prior fiscal year. Adjustments for dividend payments are not covered, as the Company does not pay dividends on equity awards. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Change in Fair Value from the End of the Prior Year to the End of the Year of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value from the End of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)

2025	8,662,145	64,120	91,209	(183,613)	—	8,633,951

BigBear.AI Holdings, Inc.	51	2026 Proxy Statement

4.The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. McAleenan, who has served as our Chief Executive Officer since 2025) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. McAleenan) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Julie Peffer, Sean Ricker and Carolyn Blankenship; (ii) for 2024, Kevin McAleenan and Ted Tanner; (iii) for 2023, Norm Laudermilch and Ted Tanner.
5.The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. McAleenan), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. McAleenan) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. McAleenan) for each year to determine the compensation actually paid, using the same methodology described above in Note 2 (adjustments for pension benefits are not covered, as the Company does not have any defined benefit or actuarial pension plans):

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	1,908,394	(1,347,216)	734,397	1,295,575
a.The amounts deducted or added in calculating the total average equity award adjustments are as follows (adjustments for dividend payments are not covered, as the Company does not pay dividends on equity awards):

Fiscal Year	Average Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Average Change in Fair Value from the End of the Prior Year to the End of the Year of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value from the End of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)

2025	1,101,600	55,768	(161,719)	142,869	(404,121)	734,397
6.Represents the total stockholder return (“TSR”) of a $100 investment in our stock as of December 31, 2022, valued again on each of December 31, 2025, 2024 and 2023. The 2025 Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The initial public offering price of our common stock was $10 per share (the disclosure of the Company’s initial public offering price in this footnote is supplemental disclosure that is not required by Item 402(v) of Regulation S-K).
7.Represents the TSR of the S&P 500 Information Technology Index based on a $100 investment as of December 31, 2022, valued again on each of December 31, 2023, 2024 and 2025.
8.The dollar amounts reported represent the amount of net income (loss) reflected in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the fiscal years.
9.Reflects “revenue” for each fiscal year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the fiscal years.

BigBear.AI Holdings, Inc.	52	2026 Proxy Statement

Financial Performance Measures
As described in greater detail in “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Revenue
•Net Income (Loss)
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company performance measures are presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Cumulative TSR
The graph below illustrates the relationship between Company total shareholder return and that of the S&P 500 Information Technology index over the past three years. It also shows CAP for our current PEO, former PEO, and average other NEOs.

BigBear.AI Holdings, Inc.	53	2026 Proxy Statement

Compensation Actually Paid and Revenue
The following graph shows the relationship between the compensation actually paid to our current PEO and former PEO and the average compensation actually paid to our other NEOs, and our annual revenue for each of the periods presented in the Pay Versus Performance table.

BigBear.AI Holdings, Inc.	54	2026 Proxy Statement

Compensation Actually Paid and Net Income (Loss)
The following graph shows the relationship between the compensation actually paid to our current PEO and our former PEO. McAleenan and the average compensation actually paid to our other NEOs, and our annual net income (loss) for each of the periods presented in the Pay Versus Performance table.
All of the information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer, Kevin McAleenan:
For our fiscal year ended December 31, 2025:
•The median of the annual total compensation of our median employee (other than our Chief Executive Officer) was $195,680;
•The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this proxy statement, was $6,597,191; and
•The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees was 34 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

BigBear.AI Holdings, Inc.	55	2026 Proxy Statement

We identified the employee with compensation at the median of the annual total compensation of all our employees for our fiscal year ended December 31, 2025, using the following methodology.
•To determine our median employee in our fiscal year ended December 31, 2025, we considered the individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2025, whether employed on a full-time, part-time, seasonal or temporary basis. Thus, our employee population used to determine our median employee consisted of approximately 497 individuals.
•To identify our median employee, we chose to use the actual base salary paid and actual bonus paid during the fiscal year ended December 31, 2025.
•For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using a 12-month average of monthly exchange rates during the 2025 fiscal year. We did not make any cost-of-living adjustments.
We then calculated the total compensation for this individual for our fiscal year ended December 31, 2025, by using the same methodology we used to calculate the amount reported for our Chief Executive Officer in the “Total” column of the Summary Compensation Table as set forth in this proxy statement.
The SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices. Accordingly, the pay ratio reported by another company may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices.
Non-Employee Director Compensation
We maintain a director compensation policy pursuant to which each non-employee director will receive an annual cash retainer of $90,000, payable in quarterly installments in advance. In addition, each non-employee director who serves as the non-employee chair of the Board or as a member or chair of a committee will receive additional retainers, payable in quarterly installments in advance, as set forth below:

Position	Annual Retainer ($)

Non-Employee Chair of the Board:	35,000
Audit Committee Chair:	20,000
Audit Committee Member:	5,000
Compensation Committee Chair:	15,000
Compensation Committee Member:	6,000
Nominating and Corporate Governance Committee Chair:	10,000
Nominating and Corporate Governance Committee Member:	4,000

BigBear.AI Holdings, Inc.	56	2026 Proxy Statement

In addition to the cash retainers set forth above, under the director compensation policy, each non-employee director will receive an annual award of RSUs pursuant to the Plan with respect to a number of shares of our common stock with a grant date fair value equal to approximately $130,000. Such RSU awards will fully vest on the first anniversary of the grant date, subject to the director’s continued service through such date, and will accelerate vesting so as to become fully vested immediately prior to a Change of Control (as defined in the Plan and as described in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Restricted Stock Units” above).
The following table presents the total compensation for each person who served as a non-employee member of BigBear’s Board during fiscal year 2025. Other than as set forth in the table and described more fully below, BigBear.ai did not pay any compensation, reimburse any expense, other than ordinary and customary travel expenses for board meeting attendance, or make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board in 2025.

Name	Fees Earned or Paid in Cash ($)(2)	Fees Earned or Paid in Stock ($)(2)	Stock Awards ($)(3)	Total ($)

Pamela Braden	—	95,646	129,998	225,644
Peter Cannito	—	114,774	129,998	244,772
Paul Fulchino	50,000	50,341	129,998	230,339
Anthony Evangelista(4)	40,345	—	90,099	130,444
Dorothy D. Hayes	100,000	—	129,998	229,998
Kirk Konert(1)	—	98,164	129,998	228,162
Jeffrey Hart(1)(5)	—	72,492	129,998	202,490
Sean Battle	100,000	—	129,998	229,998
1.Pursuant to assignment agreements, Messrs. Hart and Konert have transferred all of their beneficial interests in their RSUs to AE Industrial Partners, LP.
2.The amounts in this column represent the portion of quarterly fees earned for board service in the 2025 fiscal year. Fees earned vary based on the class of the director and committee participation. In accordance with the director compensation policy, non-employee directors may elect to receive payment in cash or RSUs. The grant date fair value of fees earned or paid in stock are a function of the annual cash equivalent and the share price of the Company's common stock on the business day immediately preceding the grant date. These awards vested during the year ended December 31, 2025.
3.In accordance with the director compensation policy, each non-employee director is entitled to receive an annual award of RSUs pursuant to the Plan with respect to a number of shares of our common stock with a grant date fair value equal to approximately $130,000. Pursuant to the Plan, each director received a grant on June 2, 2025 of 32,911 RSUs. The grant date fair value of each award was $129,998 and the awards will vest on June 2, 2026, subject to director’s continued service on the Board.
4.On August 12, 2025, the Board of Directors elected Anthony Evangelista to serve on the Board and its Audit Committee and Compensation Committee. In accordance with the director compensation policy, each non-employee director is entitled to receive an annual award of RSUs pursuant to the Plan with respect to a number of shares of our common stock with a grant date fair value equal to approximately $130,000. Mr. Evangelista received a grant on August 12, 2025 of 15,092 RSUs. The grant date fair value of the award was $90,099 and vests on June 2, 2026, subject to the director's continued service on the Board.
5.Mr. Hart resigned as member of our board of directors, effective July 14, 2025.

BigBear.AI Holdings, Inc.	57	2026 Proxy Statement

Certain Relationships and Related Party Transactions
Policies and Procedures for Related Party Transactions
Our Board has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, a Related Party Committee comprised of members of the Board who are disinterested and not related parties of the transaction under consideration is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, the Related Party Committee considered the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires the Company’s Related Party Committee to take the following considerations into account, among other factors it deems appropriate:
•whether the transaction was undertaken in the ordinary course of business of the Company;
•whether the Related Party transaction was initiated by the Company or the related party;
•the availability of other sources of comparable products or services;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to the Company of, the related party transaction;
•the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
•the related party’s interest in the related party transaction; and
•any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The Related Party Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Related Party Committee determines in good faith. In addition, under our Code of Conduct and Ethics, which have been adopted, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Under our Related Party Transactions Policy, any related party transaction with AE Industrial Operating Partners, LLC, AE Industrial Partners, LP, Redwire Space, Inc., and/or any of their respective subsidiaries that is contemplated by the Amended and Restated Consulting Agreement, Teaming Agreement, Affiliate MOUs or otherwise contemplated by the disclosure in the Company’s proxy statement on Schedule 14A relating to the business combination are pre-approved. All of the transactions described above were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by the applicable board of directors considering similar factors to those described above.

BigBear.AI Holdings, Inc.	58	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table shows information about the beneficial ownership of our common stock, as of April 13, 2026 for:
•each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•each of our directors and named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. The beneficial ownership of our Common Stock is based on 478,949,450 shares of Common Stock issued and outstanding as of April 13, 2026.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock Outstanding (%)

Sean Battle(1)	170,749	*
Pamela Braden(1)	508,687	*
Peter Cannito(1)	443,098	*
Paul Fulchino(1)	404,760	*
Anthony Evangelista(1)	15,092	*
Dorothy D. Hayes(1)	219,150	*
Kirk Konert(1)(2)	32,911	*
Kevin McAleenan(1)	383,995	*
Sean Ricker(1)	94,649	*
Carolyn Blankenship(1)	439,776	*
All directors and executive officers as a group (10 individuals)	2,712,867	*
*Less than one percent.

BigBear.AI Holdings, Inc.	59	2026 Proxy Statement

1.The business address for this person is 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102.
2.Shares received by Mr. Konert in his capacity as a member of the Board are automatically surrendered to AE Industrial Partners upon vesting.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table presents information as of December 31, 2025 about equity compensation plans under which the Company’s equity securities are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted-average exercise price of outstanding options, warrants and rights (1) ($)	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (#)

Equity compensation plans approved by stockholders:
2021 Long-Term Incentive Plan	15,696,221	2.80	16,065,457	(2) (3)
2021 Employee Stock Purchase Plan	—	N/A	4,870,450	(4)
Equity compensation plans not approved by stockholders:	N/A	N/A	N/A
Total	15,696,221	2.80	20,935,907
1.The weighted-average exercise price does not include RSUs or PSUs, as there is no weighted-average exercise price associated with these awards.
2.The amount does not reflect shares issuable with respect to PSUs or RSUs, which were 2,254,476 units and 11,797,032 units, respectively, as of December 31, 2025.
3.The number of shares that may be granted under the Long-Term Incentive Plan are subject to an annual increase on the first day of each calendar year beginning January 1, 2022 and ending and including January 1, 2031, equal to the lesser of (a) 5% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Board.
4.The number of shares that may be granted under the Employee Stock Purchase Plan (the “ESPP”) are subject to an annual increase on the first day of each calendar year beginning January 1, 2022 and ending and including January 1, 2031, equal to the lesser of (a) 1% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Board. No more than 20 million shares may be issued in total under the ESPP.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2025 the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except that, Sean Ricker, Kevin McAleenan, Julie Peffer and Carolyn Blankenship did not include one transaction on a Form 4 within the two business day requirement relating to one transaction due to an administrative error and such late filings were submitted on February 28, 2025.

BigBear.AI Holdings, Inc.	60	2026 Proxy Statement

Proposal Four
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026. Services provided to the Company and its subsidiaries by Grant Thornton LLP for the year ended December 31, 2025 are described below and under the heading “Audit Committee Report” beginning on page 67 of this proxy statement.
Fees and Services Rendered by Independent Registered Public Accounting Firms
Services provided to the Company and its subsidiaries by Grant Thornton LLP for the years ended December 31, 2025 and 2024 are described below.

	Grant Thornton LLP
	2025	2024

Audit Fees(1)	$1,801,152	$1,048,928
1.Audit Fees: These fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements for the year ended December 31, 2025 and December 31, 2024, as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including comfort letters as well as registration statements and related consents.
In considering the nature of the services provided by the independent registered public accounting firms, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firms and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

BigBear.AI Holdings, Inc.	61	2026 Proxy Statement

The Audit Committee approved all services provided by Grant Thornton LLP. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
If the Company’s stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may replace Grant Thornton LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
VOTE

The Audit Committee and the Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for the year ending December 31, 2026.

BigBear.AI Holdings, Inc.	62	2026 Proxy Statement

Proposal Five
Approval of Amendment to Company's Certificate of Incorporation to Authorize Additional Shares of Common Stock
General
Our Certificate of Incorporation currently authorizes the issuance of 500,000,000 shares of common stock, par value $0.0001 per share. On October 1, 2025, our Board adopted a resolution to amend our Certificate of Incorporation, subject to stockholder approval, by increasing the number of authorized shares of our common stock to 1,000,000,000 shares (the “Share Increase Amendment”). The additional 500,000,000 shares of common stock authorized for issuance pursuant to the proposed Share Increase Amendment would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock are not entitled to preemptive rights or cumulative voting.
The Share Increase Amendment will not affect the number of authorized shares of preferred stock of the Company, par value $0.0001 per share, which is 1,000,000 shares. Currently, there are no shares of preferred stock issued and outstanding.
If our stockholders approve this proposal, then the first sentence of Article IV of our Certificate of Incorporation will be deleted and replaced in its entirety to read as follows:
“The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,001,000,000, which shall be divided into two classes as follows:
•1,000,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”); and
•1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).”
Purpose of Share Increase Amendment
As of April 13, 2026, we had 500,000,000 authorized shares of common stock, of which 478,949,450 shares were issued and outstanding. We have also reserved for issuance shares underlying our outstanding equity awards, warrants and convertible notes and have reserved shares for future grant under our long-term incentive plan and for purchase under our employee stock purchase plan (“ESPP”).

BigBear.AI Holdings, Inc.	63	2026 Proxy Statement

Our Board believes it is in the best interests of the Company and our stockholders to increase our authorized shares of common stock in order to have additional shares available for use as our Board deems appropriate or necessary. As such, the primary purpose of the Share Increase Amendment is to provide the Company with greater flexibility with respect to managing its common stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board. These corporate purposes could include, without limitation, financing activities, public or private offerings, stock dividends or splits, conversions of convertible securities, issuance of options and other equity awards pursuant to our stockholder-approved incentive plans, establishing a strategic relationship with corporate partners, and acquisition transactions and other strategic initiatives. For example, we have historically used our capital stock to raise money to fund product development and for acquisitions, such as Pangiam. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. Our Board would determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.
We rely significantly on our authorized common stock for compensatory and workforce retention efforts, as well as in connection with financing and other transactions where we have issued rights to acquire our common stock. Investors in prior transactions have purchased our common stock and derivative securities entitling them to shares of our common stock and for which we have had to reserve shares of our authorized common stock.
Effect of Approval of Proposed Amendment
The Share Increase Amendment would not have any immediate effect on the rights of existing stockholders and would have no immediate impact on the number of shares outstanding. If the Share Increase Amendment is approved, the Company’s authorized and unissued shares of common stock would increase by 500,000,000 shares to its current 21,050,550 currently authorized and unissued shares remaining. These additional shares would be available for the various corporate purposes described above and would allow the Company to act quickly and strategically when favorable market opportunities arise as we expand our AI capabilities. However, our Board will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of the New York Stock Exchange. Future issuances of common stock or securities convertible into or exchangeable for common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders.
If our stockholders approve the Share Increase Amendment, our Board has authorized our officers to file a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Share Increase Amendment at the Annual Meeting, and the Certificate of Amendment would become effective upon acceptance by the Delaware Secretary of State.
If our stockholders do not approve the Share Increase Amendment, the Company’s current authorized common stock will remain in place, and the Certificate of Amendment will not be filed with the Delaware Secretary of State. However, even if our stockholders approve the Share Increase Amendment, our Board retains discretion under Delaware law to determine when to file the Certificate of Amendment with the Delaware Secretary of State and to abandon the Share Increase Amendment notwithstanding prior stockholder approval of the Share Increase Amendment.

BigBear.AI Holdings, Inc.	64	2026 Proxy Statement

Risks of Not Approving This Proposal
If stockholders do not approve this proposal, we will continue to have 500,000,000 authorized shares of common stock of which 21,050,550 remain authorized and unissued as of April 13, 2026. Without the approval of the Share Increase Proposal, we could be adversely impacted in our ability to raise capital, to fund our product development and other operations and to pursue opportunities in which shares of our common stock could be issued that our Board may determine would be in the best interest of the Company and its stockholders, including financing and strategic transaction opportunities and employee recruitment and retention, as described above under the header, “— Purpose of Share Increase Amendment.”
Interests of Directors and Executive Officers
Because our directors and executive officers have outstanding equity awards under our long-term incentive plan and under our ESPP and may be granted additional equity awards under and participate in these plans, they may be deemed to have an indirect interest in the Share Increase Amendment because, absent the amendment, the Company may not have sufficient authorized shares to make future awards and deliver shares under the ESPP.
Potential Anti-Takeover Effect
Our Board has not proposed the Share Increase Amendment with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions not inconsistent with its fiduciary duties.
Dissenters’ Rights of Appraisal
Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Share Increase Amendment, and we will not independently provide our stockholders with any such right.
VOTE

The Board of Directors recommends a vote “FOR” the approval of an amendment to the Company's Certificate of Incorporation to authorize additional shares of common stock.

BigBear.AI Holdings, Inc.	65	2026 Proxy Statement

Proposal Six
Approval of an Adjournment of the Annual Meeting
The Board believes that, if the Annual Meeting is convened and a quorum is present, but there are insufficient votes at that time to approve Proposal 5, it is in the best interests of the stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve Proposal 5.
In this Proposal 6, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal 5.
VOTE

The Board recommends that you vote “FOR” the approval, if required, of an adjournment of the Annual Meeting.

BigBear.AI Holdings, Inc.	66	2026 Proxy Statement

Audit Committee Report
This report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Grant Thornton LLP, our independent registered public accounting firm for 2025, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2025 with management and with Grant Thornton LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2025.
The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.
The Audit Committee also has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.
Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report for the year ended December 31, 2025 for filing with the SEC.
Audit Committee:
Dorothy D. Hayes, Chair
Pamela Braden
Paul Fulchino
Anthony Evangelista

BigBear.AI Holdings, Inc.	67	2026 Proxy Statement

Other Matters
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
Where to Find Additional Information
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available under the SEC Filing headings on the Investor Relations page of our website at https://ir.bigbear.ai/. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
A paper copy of the Annual Report on Form 10-K including financial statements and financial statement schedules, but without exhibits, is also available without charge to shareholders upon written request to: Carolyn Blankenship, General Counsel and Secretary at 7950 Jones Branch Drive, First Floor, North Tower, McLean, Virginia 22102. Copies of any exhibit will be forwarded upon written request, subject to a reasonable charge for copying and mailing.
Cost of Proxy Solicitation
Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Morrow Sodali LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners for a fee of $17,500 plus expenses for these services. We also agreed to indemnify Morrow Sodali against liabilities and expenses arising in connection with the proxy solicitation unless caused by the firm’s intentional misconduct. We understand that approximately two or three employees of Morrow Sodali will provide these services. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

BigBear.AI Holdings, Inc.	68	2026 Proxy Statement

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet - QUICK ««« EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

BIGBEAR.AI HOLDINGS, INC.	Your Internet vote authorizes the named proxies
to vote your shares in the same manner as if you
marked, signed and returned your proxy card.
Votes submitted electronically over the Internet
must be received by 11:59 p.m., Eastern Time, on
June 8, 2026
INTERNET – www.proxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 16-digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.virtualshareholdermeeting.com/BBAI2026AGM

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

The Board of Directors recommends you vote FOR each of the					The Board of Directors recommends you vote FOR Proposal 4.
director nominees below:					4.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.	For	Against	Abstain
1.	Election of Class II Directors						☐	☐	☐
	Nominees	For All	Withhold All	For All Except
01)	Kevin McAleenan	☐	☐	☐
02)	Pamela Braden				The Board of Directors recommends you vote FOR Proposal 5.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.					5
To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 500,000,000 to 1,000,000,000.
							For	Against	Abstain
							☐	☐	☐

The Board of Directors recommends you vote FOR holding future advisory votes on executive compensation every ONE YEAR.

2.	To approve on a non-binding advisory basis, of the frequency for holding future advisory votes on executive compensation every one year, two years, three years, or to abstain.	One Year	Two Years	Three Years
		☐	☐	☐	NOTE: To transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Abstain
☐

The Board of Directors recommends you vote FOR Proposal 3.					THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

3.	To approve an advisory vote on our executive compensation.	For	Against	Abstain
		☐	☐	☐

CONTROL NUMBER

Signature__________________________ Signature, if held jointly______________________ Date___________2026.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Annual Report on Form 10-K and
Proxy Statement are available at:
https://www.virtualshareholdermeeting.com/BBAI2026AGM

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

BIGBEAR.AI HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 9, 2026 at 2:00 p.m. ET
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholders(s) hereby appoint(s) Peter Cannito and Carolyn Blankenship, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIGBEAR.AI HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m. ET on June 9, 2026, at https://www.virtualshareholdermeeting.com/BBAI2026AGM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING THAT ARE NOT

SPECIFICALLY SET FORTH ON THE PROXY CARD AND IN THE PROXY STATEMENT, THE PROXIES WILL VOTE IN THEIR DISCRETION.

PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSALS.

Continued and to be signed on reverse side